                                                                     EXHIBIT 2.1

                                                               EXECUTION VERSION



                          SECOND AMENDED AND RESTATED

                     AGREEMENT AND PLAN OF REORGANIZATION

                                BY AND BETWEEN

                         MAGMA DESIGN AUTOMATION, INC.

                            MAGMA ACQUISITION CORP.

                                      AND

                                 MOSCAPE, INC.

                           Dated as of July 7, 2000

                                                               EXECUTION VERSION

                               TABLE OF CONTENTS

                                                                                                               Page
ARTICLE 1 THE MERGER.........................................................................................     2
         1.1     The Merger..................................................................................     2
         1.2     Effective Time..............................................................................     2
         1.3     Effect of the Merger on Constituent Corporations............................................     2
         1.4     Certificate of Incorporation and Bylaws of Surviving Corporation............................     2
         1.5     Directors and Officers of Surviving Corporation.............................................     3
         1.6     Aggregate Share Number; Effect on Outstanding Securities of Company.........................     3
         1.7     Dissenting Shares...........................................................................     5
         1.8     Exchange Procedures.........................................................................     6
         1.9     No Further Ownership Rights in Company Capital Stock........................................     7
         1.10    Lost, Stolen or Destroyed Certificates......................................................     7
         1.11    Taking of Necessary Action; Further Action..................................................     8
         1.12    Exemption From Registration; California Permit..............................................     8

ARTICLE 2 REPRESENTATIONS AND WARRANTIES OF THE COMPANY......................................................     8
         2.1     Organization and Qualification..............................................................     8
         2.2     Authority Relative to this Agreement........................................................     8
         2.3     Capital Stock...............................................................................     9
         2.4     No Subsidiaries.............................................................................    10
         2.5     Directors and Officers......................................................................    10
         2.6     No Conflicts................................................................................    10
         2.7     Books and Records; Organizational Documents.................................................    10
         2.8     Company Financial Statements................................................................    10
         2.9     Absence of Changes..........................................................................    11
         2.10    No Undisclosed Liabilities..................................................................    12
         2.11    Taxes.......................................................................................    12
         2.12    Legal Proceedings...........................................................................    14
         2.13    Compliance With Laws and Orders.............................................................    14
         2.14    Benefit Plans; ERISA........................................................................    14
         2.15    Real Property...............................................................................    16
         2.16    Tangible Personal Property..................................................................    16
         2.17    Intellectual Property.......................................................................    17
         2.18    Contracts...................................................................................    19
         2.19    Insurance...................................................................................    21
         2.20    Affiliate Transactions......................................................................    21
         2.21    Employees; Labor Relations..................................................................    22
         2.22    Environmental Matters.......................................................................    23
         2.23    Substantial Customers and Suppliers.........................................................    24
         2.24    Accounts Receivable.........................................................................    24
         2.25    Inventory...................................................................................    24
         2.26    Other Negotiations; Brokers; Third Party Expenses...........................................    25
         2.27    Banks and Brokerage Accounts................................................................    25

                                                               EXECUTION VERSION

         2.28    Warranty Obligations........................................................................    25
         2.29    Foreign Corrupt Practices Act...............................................................    26
         2.30    Pooling of Interests........................................................................    26
         2.31    Real Property Holding Corporation...........................................................    26
         2.32    Financial Projections.......................................................................    26
         2.33    Disclosure..................................................................................    26

ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB............................................    26
         3.1     Organization and Qualification..............................................................    26
         3.2     Authority Relative to this Agreement........................................................    27
         3.3     Issuance of Parent Common Stock.............................................................    27
         3.4     Parent Financial Statements.................................................................    27
         3.5     Absence of Changes Since Parent Balance Sheet Date..........................................    27
         3.6     No Conflicts................................................................................    28
         3.7     Pooling of Interests........................................................................    29
         3.8     Information to be Supplied by Parent........................................................    29
         3.9     Litigation..................................................................................    29
         3.10    Capitalization..............................................................................    29
         3.11    Related-Party Transactions..................................................................    30
         3.12    Tax Returns and Payments....................................................................    31
         3.13    Environmental and Safety Laws...............................................................    31
         3.14    Permits.....................................................................................    31
         3.15    Governmental Consents.......................................................................    31
         3.16    Registration Rights.........................................................................    31
         3.17    Intellectual Property.......................................................................    31
         3.18    Proprietary Information and Inventions Agreements...........................................    32
         3.19    Employees; Employee Compensation............................................................    32
         3.20    Insurance...................................................................................    32
         3.21    Material Contracts and Other Commitments....................................................    33
         3.22    Title to Property and Assets; Leases........................................................    33
         3.23    Subsidiaries................................................................................    33
         3.24    Ownership of Merger Sub; No Prior Activities................................................    33
         3.25    Directors and Officers......................................................................    33
         3.26    Books and Records; Organizational Documents.................................................    33
         3.27    Compliance With Laws and Orders.............................................................    34
         3.28    Foreign Corrupt Practices Act...............................................................    34
         3.29    Disclosure..................................................................................    34

ARTICLE 4 CONDUCT PRIOR TO THE EFFECTIVE TIME................................................................    34
         4.1     Conduct of Business of the Company..........................................................    34
         4.2     No Solicitation.............................................................................    37

ARTICLE 5 ADDITIONAL AGREEMENTS..............................................................................    38
         5.1     Information Statement; Permit Application...................................................    38
         5.2     Information to be Provided by the Company...................................................    39
         5.3     Information to be Supplied by Parent........................................................    40

                                                               EXECUTION VERSION

         5.4     Stockholder Approval........................................................................    40
         5.5     Access to Information.......................................................................    40
         5.6     Confidentiality.............................................................................    41
         5.7     Expenses....................................................................................    41
         5.8     Public Disclosure...........................................................................    41
         5.9     Consents....................................................................................    42
         5.10    FIRPTA Compliance...........................................................................    42
         5.11    Notification of Certain Matters.............................................................    42
         5.12    Pooling of Interests Accounting.............................................................    42
         5.13    Company Affiliate Agreements................................................................    42
         5.14    Parent Affiliate Agreements.................................................................    42
         5.15    Additional Documents and Further Assurances.................................................    42
         5.16    Company's Auditors..........................................................................    43

ARTICLE 6 CONDITIONS TO THE MERGER...........................................................................    43
         6.1     Conditions to Obligations of Each Party to Effect the Merger................................    43
         6.2     Additional Conditions to Obligations of the Company.........................................    43
         6.3     Additional Conditions to the Obligations of Parent and Merger Sub...........................    44

ARTICLE 7 SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS; ESCROW PROVISIONS...............    45
         7.1     Survival of Representations, Warranties, Covenants and Agreements...........................    45
         7.2     Escrow Provisions...........................................................................    46
         7.3     Indemnification by Parent...................................................................    53

ARTICLE 8 TERMINATION, AMENDMENT AND WAIVER..................................................................    53
         8.1     Termination.................................................................................    53
         8.2     Effect of Termination.......................................................................    54
         8.3     Amendment...................................................................................    54
         8.4     Extension; Waiver...........................................................................    54

ARTICLE 9 MISCELLANEOUS PROVISIONS...........................................................................    55
         9.1     Notices.....................................................................................    55
         9.2     Entire Agreement............................................................................    56
         9.3     Further Assurances; Post-Closing Cooperation................................................    56
         9.4     Waiver......................................................................................    56
         9.5     Third Party Beneficiaries...................................................................    56
         9.6     No Assignment; Binding Effect...............................................................    56
         9.7     Headings....................................................................................    56
         9.8     Invalid Provisions..........................................................................    56
         9.9     Governing Law...............................................................................    57
         9.10    Consent to Jurisdiction and Service of Process..............................................    57
         9.11    Construction................................................................................    57
         9.12    Counterparts................................................................................    57
         9.13    Covenant Not to Solicit.....................................................................    57
         9.14    Remedies....................................................................................    58
         9.15    Specific Performance........................................................................    58

                                                               EXECUTION VERSION

ARTICLE 10 DEFINITIONS.......................................................................................    58
         10.1    Definitions.................................................................................    58

                                                               EXECUTION VERSION

                                   Exhibits
                                   --------

Exhibit A       -  Certificate of Merger
Exhibit B       -  Stockholder Certificate
Exhibit C       -  Company Affiliate Agreement
Exhibit D       -  Parent Affiliate Agreement
Exhibit E       -  Pillsbury Madison & Sutro LLP Legal Opinion
Exhibit F       -  Noncompetition Agreement
Exhibit G       -  Support Agreement
Exhibit H       -  Escrow Agent Fee Schedule
Exhibit I       -  Amended and Restated Investors' Rights Agreement
Exhibit J       -  Amended and Restated Certificate of Incorporation of Parent

                                   Schedules
                                   ---------

Schedule 5.13       -   Company Affiliates
Schedule 5.14       -   Parent Affiliates
Schedule 6.3(f)     -   Company Stockholders Executing Support Agreements

                                                               EXECUTION VERSION


                          SECOND AMENDED AND RESTATED

                     AGREEMENT AND PLAN OF REORGANIZATION

         THIS SECOND AMENDED AND RESTATED AGREEMENT AND PLAN OF REORGANIZATION is made and entered into as of July 7, 2000, by and among MAGMA DESIGN
                                                          ------------
AUTOMATION, INC., a Delaware corporation ("Parent"), MAGMA ACQUISITION CORP., a
----------------                                     -----------------------
Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and MOSCAPE, INC., a Delaware corporation (the "Company"), and with respect to
-------------
Article 7 only, Fuad Musa as Stockholder Agent and U.S. Bank Trust, National Association as Escrow Agent. Capitalized terms used and not otherwise defined herein have the meanings set forth in Article 10.

         RECITALS:

         A. The Boards of Directors of each of Parent, Merger Sub and the Company believe it is in the best interests of Parent, Merger Sub and the Company and their respective stockholders that Parent acquire the Company through the merger of Merger Sub with and into the Company (the "Merger") and,
                                                                 ------
in furtherance thereof, have approved the Merger.

         B. The Boards of Directors of each of Parent, Merger Sub and the Company have approved the Merger and this Agreement and the transactions contemplated hereby by resolutions dated May 30, 2000, May 31, 2000, June 14, 2000, and July 5, 2000, respectively.

         C. Pursuant to the Merger, among other things, and subject to the terms and conditions of this Agreement, (i) all of the issued and outstanding shares of Company Common Stock and all of the issued and outstanding shares of Company Series A Preferred Stock shall be converted into the right to receive shares of Common Stock of Parent ("Parent Common Stock"), (ii) all of the issued and
                         -------------------
outstanding shares of Company Series B Preferred Stock and Series C Preferred Stock shall be converted into the right to receive shares of newly created Parent Series F-1 Preferred Stock and Parent Series F-2 Preferred Stock, respectively (collectively, "New Preferred Stock"), (iii) all outstanding
                             -------------------
Company Options to acquire or receive shares of Company Capital Stock will be assumed by Parent subject to the terms and conditions set forth herein; and (iv) all outstanding Company Warrants to acquire or receive shares of Company Capital Stock shall be exchanged for Parent Warrants.

         D. Parent, Merger Sub and the Company intend that the Merger shall (i) constitute a reorganization within the meaning of Section 368(a) of the Code, and (ii) qualify as a Pooling of Interests.

         E. Concurrently with the execution of this Agreement, and as a condition and inducement to Parent's and Merger Sub's willingness to enter into this Agreement, each of the Company stockholders set forth on Schedule 6.3(f) is entering into a Support Agreement substantially in the form attached hereto as Exhibit G.
---------

                                                               EXECUTION VERSION

     F. The Company, Parent and Merger Sub desire to make certain representations, warranties, covenants and agreements in connection with the Merger.

     NOW, THEREFORE, in consideration of the covenants, promises, representations and warranties set forth herein, and for other good and valuable consideration, intending to be legally bound hereby, the parties agree as follows:

                                   ARTICLE 1

                                  THE MERGER

     1.1  The Merger. At the Effective Time and subject to and upon the terms
          ----------
and conditions of this Agreement and the applicable provisions of Delaware Law, Merger Sub shall be merged with and into the Company, the separate corporate existence of the Merger Sub shall cease, and the Company shall continue as the surviving corporation and wholly owned subsidiary of Parent. The Company is sometimes referred to herein as the "Surviving Corporation."

     1.2  Effective Time. Unless this Agreement is earlier terminated pursuant
          --------------
to Section 8.1, the closing of the Merger (the "Closing") will take place as
                                                -------
promptly as practicable, but no later than five (5) Business Days following satisfaction or waiver of the conditions set forth in Article 6, at the offices of Pillsbury Madison & Sutro LLP, 2550 Hanover Street, Palo Alto, California 94304, unless another place or time is agreed to by Parent and the Company. The date upon which the Closing actually occurs is herein referred to as the "Closing Date." On the Closing Date, the parties hereto shall cause the Merger to be consummated by filing a Certificate of Merger (or like instrument), in substantially the form attached hereto as Exhibit A (the "Certificate of
                                          ---------       --------------
Merger"), with the Secretary of State of the State of Delaware, in accordance
------
with the relevant provisions of applicable law (the time of acceptance by the Secretary of State of Delaware of such filing being referred to herein as the "Effective Time"). The parties currently intend that the Closing Date will occur
 --------------
on or prior to July 31, 2000.

     1.3  Effect of the Merger on Constituent Corporations. At the Effective
          ------------------------------------------------
Time, the effect of the Merger shall be as provided in the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of Merger Sub and the Company shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of Merger Sub and the Company shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation.

     1.4  Certificate of Incorporation and Bylaws of Surviving Corporation.
          ----------------------------------------------------------------

     (a) At the Effective Time, the certificate of incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation of the Surviving Corporation until thereafter amended as provided by law and by such certificate of incorporation and bylaws of the Surviving Corporation.

     (b) The bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation until thereafter amended as provided by such bylaws, the certificate of incorporation and applicable law.

                                                               EXECUTION VERSION

     1.5  Directors and Officers of Surviving Corporation. The directors of
          -----------------------------------------------
Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation. The officers of Merger Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation, each to hold office in accordance with the bylaws of the Surviving Corporation.

     1.6  Aggregate Share Number; Effect on Outstanding Securities of Company.
          -------------------------------------------------------------------
The maximum number of unregistered shares of Parent Common Stock and New Preferred Stock to be issued at the Effective Time (including Parent Common Stock and New Preferred Stock to be reserved for issuance upon exercise of any of the Company Options to be assumed by Parent as provided herein and upon exercise of any of the Company Warrants to be exchanged for Parent Warrants as provided herein) in exchange for the acquisition by Parent of all outstanding shares of Company Capital Stock and all vested and unvested Company Options and Company Warrants which are unexpired and unexercised shall be the Aggregate Share Number. No adjustment shall be made in the number of shares of Parent Common Stock and New Preferred Stock issued in the Merger as a result of any consideration (in any form whatsoever) received by the Company from the date hereof to the Effective Time as a result of any exercise, conversion or exchange of Company Options or Company Warrants. Subject to the terms and conditions of this Agreement, as of the Effective Time, by virtue of the Merger and without any action on the part of Parent or Merger Sub, the Company or the holder of any shares of the Company Capital Stock, Company Options or Company Warrants, the following shall occur:

     (a)  Conversion of Company Capital Stock. At the Effective Time, each share
          -----------------------------------
of Company Capital Stock issued and outstanding immediately prior to the Effective Time (other than any shares of Company Capital Stock to be canceled pursuant to Section 1.6(b) and any Dissenting Shares (as provided in Section 1.7)) will be canceled and extinguished and be converted automatically into the right to receive that number of shares of unregistered Parent Common Stock or New Preferred Stock equal to the Common Stock Exchange Ratio (in the case of Company Common Stock, including shares of Company Series A Preferred Stock that have converted into Company Common Stock), the Series B Exchange Ratio (in the case of Company Series B Preferred Stock) or the Series C Exchange Ratio (in the case of Company Series C Preferred Stock), as the case may be, rounded down to the nearest whole share of Parent Common Stock, Series F-1 Preferred Stock or Series F-2 Preferred Stock, as appropriate.

     (b)  Cancellation of Parent-Owned and Company-Owned Stock. Each share of
          ----------------------------------------------------
Company Capital Stock owned by Parent or the Company or any Subsidiary of Parent or the Company, if any, immediately prior to the Effective Time shall be automatically canceled and extinguished without any conversion thereof and without any further action on the part of Parent, Merger Sub or the Company.

     (c)  Company Options and Company Warrants. At the Effective Time all
          ------------------------------------
unexpired and unexercised Company Options and Company Warrants then outstanding, whether vested or unvested, shall be assumed or exchanged by Parent in accordance with provisions described below.

                                                               EXECUTION VERSION

          (i) At the Effective Time, each unexpired and unexercised Company Option then outstanding, whether vested or unvested, shall be, in connection with the Merger, assumed by Parent. Each Company Option so assumed by Parent under this Agreement shall continue to have, and be subject to, the same terms and conditions as were applicable to such Company Option immediately prior to the Effective Time, provided that (A) such Company Option shall be exercisable for that number of whole shares of Parent Common Stock or New Preferred Stock, as applicable, equal to the product of the number of shares of Company Capital Stock that were issuable upon exercise of such Company Option immediately prior to the Effective Time multiplied by the Exchange Ratio applicable to the series or class of Company Capital Stock subject to the Company Option (rounded down to the nearest whole number of shares of Parent Common Stock or New Preferred Stock, as applicable) and (B) the per share exercise price for the shares of Parent Common Stock or New Preferred Stock, as applicable, issuable upon exercise of such assumed Company Option shall be equal to the quotient determined by dividing the exercise price per share of Company Capital Stock at which such Company Option was exercisable immediately prior to the Effective Time by the Exchange Ratio applicable to the series or class of Company Capital Stock subject to the Company Option (rounded up to the nearest whole cent).

          (ii) It is the intention of the parties that the Company Options assumed by Parent shall qualify following the Effective Time as incentive stock options as defined in Section 422 of the Code to the same extent the Company Options qualified as incentive stock options immediately prior to the Effective Time and the provisions of this Section 1.6(c) shall be applied consistent with this intent.

          (iii) Promptly following the Effective Time, Parent will issue to each holder of an unexpired and unexercised Company Option an instrument evidencing the foregoing assumption of such Company Option by Parent.

          (iv) At the Effective Time, each unexpired and unexercised Company Warrant then outstanding, whether vested or unvested, shall be, in connection with the Merger, exchanged by Parent for an equivalent Parent Warrant. Each Company Warrant so exchanged by Parent for Parent Warrants under this Agreement shall have, and shall be subject to, terms and conditions substantially similar to those applicable to such Company Warrant immediately prior to the Effective Time, provided that (A) such Company Warrant shall be exercisable for that number of whole shares of Parent Common Stock or New Preferred Stock, as applicable, equal to the product of the number of shares of Company Capital Stock that were issuable upon exercise of such Company Warrant immediately prior to the Effective Time multiplied by the Exchange Ratio applicable to the class or series of Company Capital Stock subject to the Company Warrant (rounded down to the nearest whole number of shares of Parent Common Stock or New Preferred Stock, as applicable) and (B) the per share exercise price for the shares of Parent Common Stock or New Preferred Stock, as applicable, issuable upon exercise of such exchanged Company Warrant shall be equal to the quotient determined by dividing the exercise price per share of Company Capital Stock at

                                                               EXECUTION VERSION

     which such Company Warrant was exercisable immediately prior to the Effective Time by the Exchange Ratio applicable to the series or class of Company Capital Stock subject to the Company Warrant (rounded up to the nearest whole cent).

          (v) Parent will reserve sufficient shares of Parent Common Stock or New Preferred Stock, as applicable, for issuance pursuant to this Section 1.6(c).

     (d)  Adjustments to Exchange Ratios. The Exchange Ratios shall be equitably
          ------------------------------
adjusted to reflect fully the effect of any stock split, reverse split, stock combination, stock dividend (including any dividend or distribution of securities convertible into Parent Common Stock, New Preferred Stock or Company Capital Stock), reorganization, reclassification, recapitalization or other like change with respect to Parent Common Stock, New Preferred Stock or Company Capital Stock occurring after the date hereof and prior to the Effective Time.

     (e)  Fractional Shares. No fraction of a share of Parent Common Stock or
          -----------------
New Preferred Stock will be issued, but in lieu thereof, each holder of shares of Company Capital Stock who would otherwise be entitled to a fraction of a share of Parent Common Stock or New Preferred Stock (after aggregating all fractional shares of Parent Common Stock or such series of New Preferred Stock to be received by such holder) shall be entitled to receive from Parent an amount of cash (rounded up to the nearest whole cent) equal to the product of
(a) such fraction, multiplied by (b) the Average Price applicable to such shares.

     (f)  Capital Stock of Merger Sub. At the Effective Time, by virtue of the
          ---------------------------
Merger and without any action on the part of Merger Sub, Parent, the Company, the holders of any shares of Company Capital Stock or the holders of any capital stock of Merger Sub, each share of Common Stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and nonassessable share of Common Stock of the Surviving Corporation. Each stock certificate of Merger Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

     1.7  Dissenting Shares.
          -----------------

     (a) Notwithstanding any provision of this Agreement to the contrary, any shares of Company Capital Stock held by a holder who has demanded and perfected appraisal rights for such shares in accordance with Delaware Law and who, as of the Effective Time, has not effectively withdrawn or lost such appraisal or dissenters' rights ("Dissenting Shares"), shall not be converted into or represent a right to receive Parent Common Stock or New Preferred Stock pursuant to Section 1.6, but the holder thereof shall only be entitled to such rights as are granted by Delaware Law.

     (b) Notwithstanding the provisions of subsection (a) above, if any holder of shares of Company Capital Stock who demands appraisal of such shares under Delaware Law shall effectively withdraw or lose (through failure to perfect or otherwise) the right to appraisal, then, as of the later of (i) the Effective Time or (ii) the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive Parent Common

                                                               EXECUTION VERSION

Stock or New Preferred Stock and fractional shares as provided in Section 1.6, if any, without interest thereon, upon surrender of the certificate representing such shares.

     (c) The Company shall give Parent (i) prompt notice of its receipt of any written demands for appraisal of any shares of Company Capital Stock, withdrawals of such demands, and any other instruments relating to the Merger served pursuant to Delaware Law and received by the Company, and (ii) the opportunity to participate in all negotiations and proceedings with respect to demands for appraisal under Delaware Law. The Company shall not, except with the prior written consent of Parent or as may be required under applicable law, voluntarily make any payment with respect to any demands for appraisal of Company Capital Stock or offer to settle or settle any such demands.

     1.8  Exchange Procedures.
          -------------------

     (a)  Parent Common Stock and New Preferred Stock. As soon as practicable
          -------------------------------------------
after the Effective Time, Parent shall make available to the Exchange Agent for exchange in accordance with this Article 1, the aggregate number of shares of Parent Common Stock and New Preferred Stock issuable in exchange for outstanding shares of Company Capital Stock (and a sufficient amount of cash for payment of fractional share interests, if any, pursuant to Section 1.6(e) hereof).

     (b)  Exchange Procedures. As soon as practicable after the Effective Time,
          -------------------
the Surviving Corporation shall cause to be mailed to each holder of record of a certificate or certificates (the "Certificates") which immediately prior to the
                                  ------------
Effective Time represented outstanding shares of Company Capital Stock (including certificates for shares of Company Preferred Stock which have been converted to shares of Company Common Stock but for which new certificates have not been issued) and which shares were converted into shares of Parent Common Stock or New Preferred Stock pursuant to Section 1.6, (i) a letter of transmittal in customary form (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent may reasonably specify), and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common Stock or New Preferred Stock plus cash in lieu of fractional shares in accordance with Section 1.6(e) hereof. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing the number of whole shares of Parent Common Stock or New Preferred Stock plus cash in lieu of fractional shares in accordance with Section 1.6(e), to which such holder is entitled pursuant to Section 1.6, and the Certificate so surrendered shall be canceled. Until surrendered, each outstanding Certificate that, prior to the Effective Time, represented shares of Company Capital Stock (including Certificates for shares of Company Preferred Stock which have been converted to shares of Company Common Stock but for which new certificates have not been issued) will be deemed from and after the Effective Time, for all corporate purposes, other than the payment of dividends, to evidence the ownership of the number of full shares of Parent Common Stock or New Preferred Stock into which such

                                                               EXECUTION VERSION

shares of Company Capital Stock shall have been so converted and the right to receive an amount in cash in lieu of the issuance of any fractional shares in accordance with Section 1.6(e).

     (c)  Distributions With Respect to Unexchanged Shares of Company Capital
          -------------------------------------------------------------------
Stock. No dividends or other distributions with respect to Parent Common Stock
-----
or New Preferred Stock declared or made after the Effective Time and with a record date after the Effective Time will be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock or New Preferred Stock represented thereby until the holder of record of such Certificate shall surrender such Certificate for exchange. Subject to applicable Law, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Parent Common Stock or New Preferred Stock issued in exchange therefor, without interest, at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore payable with respect to such whole shares of Parent Common Stock or New Preferred Stock.

     (d)  Transfers of Ownership. If any certificate for shares of Parent Common
          ----------------------
Stock or New Preferred Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that (i) the Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Parent or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of Parent Common Stock or New Preferred Stock in any name other than that of the registered holder of the Certificate surrendered, or established to the satisfaction of Parent or any agent designated by it that such tax has been paid or is not payable; and (ii) the Person surrendering such Certificate provide the Company with an opinion of counsel, acceptable to the Company, that such transfer does not violate state or federal securities laws.

     1.9  No Further Ownership Rights in Company Capital Stock. All shares of
          ----------------------------------------------------
Parent Common Stock or New Preferred Stock issued upon the surrender for exchange of shares of Company Capital Stock in accordance with the terms hereof (including any cash paid in respect thereof) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Capital Stock, and there shall be no further registration of transfers on the records of the Company of shares of Company Capital Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article 1.

     1.10 Lost, Stolen or Destroyed Certificates. In the event any certificates
          --------------------------------------
evidencing shares of Company Capital Stock shall have been lost, stolen or destroyed, the Exchange Agent shall issue certificates representing such shares of Parent Common Stock or New Preferred Stock and cash for fractional shares, if any, as may be required pursuant to Section 1.6(e) in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof; provided, however, that Parent or the Exchange Agent may,
                       --------  -------
in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

                                                               EXECUTION VERSION

     1.11 Taking of Necessary Action; Further Action. If, at any time after the
          ------------------------------------------
Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company, the officers and directors of the Surviving Corporation are fully authorized to take, and will take, all such lawful and necessary action.

     1.12 Exemption From Registration; California Permit. The shares of Parent
          ----------------------------------------------
Common Stock and New Preferred Stock to be issued pursuant to Section 1.6 hereof in connection with the Merger will be issued in a transaction exempt from registration under the Securities Act by reason of Section 3(a)(10) thereof, or pursuant to Section 5.1(c) hereof, by reason of Section 4(2) of the Securities Act and SEC rules and regulations promulgated thereunder. Subject to the provisions of Section 5.1(c) hereof, the shares of Parent Common Stock and New Preferred Stock to be issued pursuant to Section 1.6 in connection with the Merger will be qualified under the California Code, pursuant to Section 25121 thereof, after a fairness hearing has been held pursuant to the authority granted by Section 25142 of such law (the "Fairness Hearing"), and such Fairness
                                           ----------------
Hearing shall also address the assumption by Parent of all Company Options pursuant to Section 1.6 hereof. Each of Parent and the Company shall use all requisite commercially reasonable efforts (i) to file promptly following the execution and delivery of this Agreement, an application for issuance of a permit pursuant to Section 25121 of the California Code to issue such securities (including the Parent Warrants) and to assume such Company Options (the "California Permit") and (ii) to obtain the California Permit as promptly as
 -----------------
practicable thereafter.

                                   ARTICLE 2

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company hereby represents and warrants to each of Parent and Merger Sub, subject to such exceptions as are specifically disclosed in the Disclosure Schedule delivered herewith and dated as of the date hereof, as follows:

     2.1  Organization and Qualification. The Company is a corporation duly
          ------------------------------
organized, validly existing and in good standing under the Laws of the state of Delaware, and has full corporate power and authority to conduct its business as now conducted and as currently proposed to be conducted and to own, use and lease its Assets and Properties. The Company is duly qualified, licensed or admitted to do business and is in good standing in each jurisdiction in which the ownership, use or leasing of its Assets and Properties, or the conduct or nature of its business, makes such qualification, licensing or admission necessary. Section 2.1 of the Disclosure Schedule lists each state where the
           --------------------------------------
Company is qualified to do business.

     2.2  Authority Relative to this Agreement. Subject only to the requisite
          ------------------------------------
approval of the Merger and this Agreement by the stockholders of the Company, the Company has full corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary action by the Board

                                                               EXECUTION VERSION

of Directors of the Company, and no other action on the part of the Board of Directors of the Company is required to authorize the execution, delivery and performance of this Agreement and the consummation by the Company of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery hereof by Parent, constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar Laws relating to the enforcement of creditors' rights generally and by general principles of equity.

     2.3  Capital Stock. The authorized capital stock of the Company consists
          -------------
only of 14,000,000 shares of Common Stock, $.001 par value per share (the "Company Common Stock"), of which 3,879,659 shares of Common Stock are issued
 --------------------
and outstanding as of the date hereof, and 6,478,564 shares of Preferred Stock, $.001 par value per share (the "Company Preferred Stock"). The designation and
                                -----------------------
status of the Company Preferred Stock is as follows: 2,800,000 shares are designated as Series A Preferred Stock, all of which are issued and outstanding as of the date hereof; 1,023,564 shares are designated as Series B Preferred Stock, 943,669 of which are issued and outstanding as of the date hereof; and 2,655,000 shares are designated as Series C Preferred Stock, 2,562,905 of which are issued and outstanding as of the date hereof. All of the issued and outstanding shares of Company Common Stock and Company Preferred Stock are validly issued, fully paid and nonassessable, and have been issued in compliance with all applicable federal, state and foreign securities Laws. Except as disclosed in Section 2.3 of the Disclosure Schedule, no shares of Company Common
             --------------------------------------
Stock or Company Preferred Stock are held in treasury or are reserved for issuance. Section 2.3 of the Disclosure Schedule lists the name and state of
          --------------------------------------
residence of each holder of Company Common Stock and Company Preferred Stock. Immediately prior to the Effective Time, all of the outstanding shares of Company Series A Preferred Stock will have converted into shares of Company Common Stock on a one share of Company Series A Preferred Stock for one share of Company Common Stock basis (the "Conversion"). Except as disclosed in Section
                                 ----------                           -------
2.3 of the Disclosure Schedule, as of the date hereof (a) there are no
------------------------------
outstanding Company Options or agreements, arrangements or understandings to which the Company is a party (written or oral) to issue Options with respect to the Company, (b) there are no preemptive rights or rights of participation or agreements, arrangements or understandings to issue preemptive rights with respect to the issuance or sale of Company Capital Stock created by statute, the certificate of incorporation or bylaws of the Company, or any agreement or other arrangement to which the Company is a party or to which it is bound, and (c) there are no agreements, arrangements or understandings to which the Company is a party (written or oral) pursuant to which the Company has the right to elect to satisfy any Liability by issuing Company Common Stock or Equity Equivalents. With respect to each Company Option, Section 2.3 of the Disclosure Schedule sets
                                     --------------------------------------
forth the holder thereof, the state of residence of such holder, the date of grant or issuance, the number and type of securities issuable thereunder, and, if applicable, the exercise price therefor, the exercise period and vesting schedule thereof and, if applicable, any acceleration provisions of such Company Option. The Company is not a party or subject to any agreement or understanding, and, to the Company's knowledge, there is no agreement or understanding between or among any Persons which affects or relates to the voting, or giving of written consents, with respect to the Company.

                                                               EXECUTION VERSION

     2.4  No Subsidiaries.  The Company has no Subsidiaries and does not
          ---------------
otherwise hold any equity, membership, partnership, joint venture or other ownership interest in any Person.

     2.5  Directors and Officers. The name of each director and officer of the
          ----------------------
Company on the date hereof, and his or her position with the Company, are listed in Section 2.5 of the Disclosure Schedule.
   --------------------------------------

     2.6  No Conflicts.  The execution and delivery by the Company of this
          ------------
Agreement does not, and the performance by the Company of its obligations under this Agreement and the consummation of the transactions contemplated hereby do not and will not:

     (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the certificate of incorporation or bylaws of the Company;

     (b) subject to obtaining the consents, approvals and actions, making the filings and giving the notices disclosed in Section 2.6 of the Disclosure
                                            -----------------------------
Schedule, if any, conflict with or result in a violation or breach of any term
--------
or provision of any Law or Order applicable to the Company or any of its Assets and Properties; or

     (c)  except as disclosed in Section 2.6 of the Disclosure Schedule, (i)
                                 --------------------------------------
conflict with or result in a violation or breach of, (ii) constitute (with or without notice or lapse of time or both) a default under, (iii) require the Company to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, (iv) result in or give to any Person any right of termination, cancellation, acceleration or modification in or with respect to, (v) result in or give to any Person any additional rights or entitlement to increased, additional, accelerated or guaranteed payments under or (vi) result in the creation or imposition of any Lien upon the Company or any of its Assets and Properties under, any Contract or License to which the Company is a party or by which any of its Assets and Properties is bound.

     2.7  Books and Records; Organizational Documents. The minute books and
          -------------------------------------------
stock record books and other similar records of the Company that have been provided or made available to Parent or its counsel prior to the execution of this Agreement, are complete and correct in all respects and have been maintained in accordance with sound business practices. Such minute books contain a true and complete record of all action taken at all meetings and by all written consents in lieu of meetings of the directors, stockholders and committees of the board of directors of the Company through the date hereof. The Company has prior to the execution of this Agreement delivered to Parent true and complete copies of its certificate of incorporation and bylaws, both as amended through the date hereof.

     2.8  Company Financial Statements. Section 2.8 of the Disclosure Schedule
          ----------------------------  --------------------------------------
sets forth the Company Financials. The Company Financials are correct in all material respects and have been prepared in accordance with GAAP applied on a basis consistent throughout the periods indicated and consistent with each other (except as may be indicated in the notes thereto, and, in the case of the Interim Financial Statements, subject to normal year-end adjustments, which adjustments will not be material in amount or significance). The Company Financials present fairly the financial condition and operating results of the Company as of the dates and during the periods indicated therein, subject, in the case of the Interim Financial Statements, to normal year-

                                                               EXECUTION VERSION

end adjustments, which adjustments will not be material in amount or significance, and except that the Interim Financial Statements may not contain footnotes.

     2.9  Absence of Changes. Since the Audited Financial Statement Date, except
          ------------------
as set forth in Section 2.9 of the Disclosure Schedule, there has not been any
                --------------------------------------
material adverse change, or any event or development which, individually or together with other such events, could reasonably be expected to result in a material adverse change, in the Business or Condition of the Company. None of the other representations or warranties set forth in this Article 2 shall be deemed to limit the foregoing. In addition, without limiting the foregoing, except as expressly contemplated hereby and except as disclosed in Section 2.9
                                                                   -----------
of the Disclosure Schedule, there has not occurred since the Audited Financial
--------------------------
Statement Date:

     (a) any declaration, setting aside or payment of any dividend or other distribution in respect of the Company Capital Stock (or other equity interests of the Company), or any direct or indirect redemption, purchase or other acquisition by the Company of any such capital stock (or other equity interests) of or any Option with respect to the Company;

     (b) any modification or amendment of any right of any holder of any outstanding shares of Company Capital Stock of, or Option with respect to, the Company;

     (c) (i) any increase in salary, rate of commissions, rate of consulting fees or any other compensation of any current or former officer, director, stockholder, employee or consultant of the Company; (ii) any payment by the Company of consideration of any nature whatsoever (other than salary, commissions or consulting fees and customary benefits paid to any current or former officer, director, stockholder, employee or consultant of the Company) to any current or former officer, director, stockholder, employee or consultant of the Company; (iii) any establishment or modification of (A) targets, goals, pools or similar provisions under any Benefit Plan, employment Contract or other employee compensation arrangement or (B) salary ranges, increased guidelines or similar provisions in respect of any Benefit Plan, employment Contract or other employee compensation arrangement; or (iv) any adoption, entering into, amendment, modification or termination (partial or complete) of any Benefit Plan;

     (d) (i) any incurrence by the Company of Indebtedness or (ii) any voluntary purchase, cancellation, prepayment or complete or partial discharge in advance of a scheduled payment date with respect to, or waiver of any right of the Company under, any Indebtedness of or owing to the Company;

     (e) any physical damage, destruction or other casualty loss (whether or not covered by insurance) affecting any of the real or personal property or equipment of the Company in an aggregate amount exceeding $15,000;

     (f) any write-off or write-down of or any determination to write off or write-down any of the Assets and Properties of the Company in an aggregate amount exceeding $15,000;

     (g) any purchase of any Assets and Properties of any Person or disposition of, or incurrence of a Lien on, any Assets and Properties of the Company, other than acquisitions or dispositions of inventory in the ordinary course of business of the Company consistent with past practice;

                                                               EXECUTION VERSION

     (h) any entering into, amendment, modification, termination (partial or complete) or granting of a waiver under or giving any consent with respect to
(i) any Contract which is required (or had it been in effect on the date hereof would have been required) to be disclosed in the Disclosure Schedule pursuant to
Section 2.15(a) or 2.18(a) or (ii) any other Contract related to Company Intellectual Property;

     (i) any capital expenditures or commitments by the Company for additions to property, plant or equipment of the Company constituting capital assets in an aggregate amount exceeding $15,000;

     (j) any commencement, termination or change by the Company of any line of business;

     (k) any transaction by the Company with any officer, director, stockholder, Affiliate or Associate of the Company, other than pursuant to any Contract in effect on the Audited Financial Statement Date and disclosed to Parent pursuant to Section 2.18 or other than pursuant to any contract of employment and listed pursuant to Section 2.18 of the Disclosure Schedule;
                                  ---------------------------------------

     (l) any change in the accounting or Tax methods or procedures of the Company;

     (m) any Contract or other transaction not in the ordinary course of business consistent with past practice; or

     (n) any entering into by the Company of any Contract to do or engage in any of the foregoing, including with respect to any Business Combination not otherwise restricted by the foregoing paragraphs.

     2.10 No Undisclosed Liabilities. Except as reflected or reserved against in
          --------------------------
the Company Financials (including the notes thereto) or as disclosed in Section
                                                                        -------
2.10 of the Disclosure Schedule, there are no Liabilities of, relating to or
-------------------------------
affecting the Company or any of its Assets and Properties, other than Liabilities incurred in the ordinary course of business consistent with past practice since the Audited Financial Statement Date and in accordance with the provisions of this Agreement which, in the aggregate, are not material to the Business or Condition of the Company and are not for tort or for breach of contract.

     2.11 Taxes.  Except as disclosed in Section 2.11 of the Disclosure
          -----                          ------------------------------
Schedule:
---------

     (a) All Tax Returns required to have been filed by or with respect to the Company or any affiliated, consolidated, combined, unitary or similar group of which the Company is or was a member (a "Relevant Group") have been duly and
                                         --------------
timely filed, and each such Tax Return correctly and completely reflects Tax liability and all other information required to be reported thereon. All Taxes due and payable by the Company or any member of a Relevant Group, whether or not shown on any Tax Return, have been paid or accrued on the Company Financials.

     (b) The provisions for Taxes due by the Company reflected in the Company Financials are sufficient for all unpaid Taxes, not yet due and payable, of the Company and, as of the Closing Date, such provisions, as adjusted for the passage of time through the Closing Date,

                                                               EXECUTION VERSION

will be sufficient for the then unpaid Taxes, being current Taxes not yet due and payable, of the Company.

     (c) The Company is not a party to any agreement extending the time within which to file any Tax Return. No claim has ever been made by a jurisdiction in which the Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction.

     (d) The Company has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, independent contractor or other Person.

     (e) The Company does not expect any Taxing Authority to assess additional Taxes against or in respect of it for any past period. There is no dispute or claim concerning any Tax liability of the Company either (i) threatened, claimed or raised by any Taxing Authority or (ii) of which the Company is or reasonably should be aware. There are no Liens for Taxes upon the Assets or Properties of the Company. Section 2.11 of the Disclosure Schedule indicates those Tax
             ---------------------------------------
Returns, if any, of the Company that have been audited, and indicates those Tax Returns of the Company that currently are the subject of audit. The Company has delivered to Parent complete and correct copies of all federal, state, local and foreign income Tax Returns filed by, and all Tax examination reports and statements of deficiencies assessed against or agreed to by, the Company since the fiscal year ended December 31, 1997.

     (f) The Company has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to any Tax assessment or deficiency.

     (g) The Company has not received any written ruling related to Taxes or entered into any agreement with a Taxing Authority relating to Taxes.

     (h) The Company has no liability for the Taxes of any Person other than the Company (i) under Section 1.1502-6 of the Treasury regulations (or any similar provision of state, local or foreign Law), (ii) as a transferee or successor, (iii) by Contract or (iv) otherwise.

     (i) The Company (i) has neither agreed to make nor is required to make any adjustment under Section 481 of the Code (or any comparable provision of state, local or foreign Law) by reason of a change in accounting method and (ii) is not a "consenting corporation" within the meaning of Section 341(f)(1) of the Code or comparable provisions of any state statutes, and none of the Assets and Properties of the Company are subject to an election under Section 341(f) of the Code or comparable provisions of any state local or foreign Law.

     (j) The Company is not a party to or nor is bound by any obligations under any tax sharing, tax allocation, tax indemnity or similar agreement or arrangement.

     (k) The Company is not a party to any joint venture, partnership or other arrangement that is treated as a partnership for federal income Tax purposes.

     (l) The Company has not made any payments, is not obligated to make any payments, nor is it a party to any Contract (including this Agreement) that under any circumstances

                                                               EXECUTION VERSION

could require it to make any payments that are not deductible as a result of the provisions set forth in Section 280G of the Code and the Treasury regulations thereunder.

     (m) There is currently no limitation on the utilization of the net operating losses, built-in losses, capital losses, Tax credits or other similar items of the Company under (i) Section 382 of the Code, (ii) Section 383 of the Code, (iii) Section 384 of the Code, (iv) Section 269 of the Code and (v)
Section 1502 of the Code and Treasury regulations promulgated thereunder.

     (n) The Company is not nor has it ever been a United States real property holding corporation within the meaning of Section 897(c)(1)(A)(ii) of the Code.

     2.12 Legal Proceedings.
          -----------------

     (a)  Except as set forth in Section 2.12 of the Disclosure Schedule:
                                 ---------------------------------------

          (i) there are no Actions or Proceedings pending or, to the knowledge of the Company, threatened against, relating to or affecting the Company or its Assets and Properties;

          (ii) there are no facts or circumstances known to the Company that could reasonably be expected to give rise to any Action or Proceeding against, relating to or affecting the Company;

          (iii) the Company has not received notice, and does not otherwise have knowledge of any Orders outstanding against the Company; and

          (iv) the Company has not received notice and does not otherwise have knowledge of any defects, dangerous or substandard conditions in the products or materials sold, distributed, or currently proposed to be sold or distributed by the Company that could cause bodily injury, sickness, disease, death or damage to property, or result in loss of use of property, or any claim, suit, demand for arbitration or notice seeking damages for bodily injury, sickness, disease, death, or damage to property, or loss of use of property.

     (b) Prior to the execution of this Agreement, the Company has delivered to Parent all responses of counsel for the Company to auditor's requests for information for the preceding three (3) years (together with any updates provided by such counsel) regarding Actions or Proceedings pending or threatened against, relating to or affecting the Company. Section 2.12(b) of the Disclosure
                                               ---------------------------------
Schedule sets forth all Actions or Proceedings relating to or affecting the
--------
Company or any of its Assets and Properties during the five (5) year period prior to the date hereof (or since inception, if a shorter period).

     2.13 Compliance With Laws and Orders.  Except as disclosed in Section 2.13
          -------------------------------                          ------------
of the Disclosure Schedule, the Company is not nor has it been at any time in
--------------------------
violation of or in default under, any Law or Order applicable to the Company or any of its Assets and Properties.

     2.14 Benefit Plans; ERISA. All Benefit Plans of the Company are listed in
          --------------------
Section 2.14 of the Disclosure Schedule, and copies of all plan documents,
---------------------------------------
written descriptions of plans,

                                                               EXECUTION VERSION

actuarial reports and filings with any Governmental or Regulatory Authority and determinations with respect to such Benefit Plans) have been delivered or made available to Parent. None of the Benefit Plans are Defined Benefit Plans. Except as disclosed in Section 2.14 of the Disclosure Schedule:
                ---------------------------------------

     (a) each Benefit Plan has at all times been maintained and administered in accordance with its terms, and each such Benefit Plan and the administration thereof complies, and has at all times complied, in all material respects with the requirements of all applicable Law, including ERISA and the Code;

     (b) each Benefit Plan intended to qualify under Section 401(a) of the Code has at all times since its adoption been so qualified, and each trust which forms a part of any such plan has at all times since its adoption been tax exempt under Section 501(a) of the Code;

     (c) the Company is not now, nor at any time has it been, a member of a controlled group, as defined in Section 412(n)(6)(b) of the Code, with any other company, entity or enterprise;

     (d) the Company does not presently maintain or contribute to, nor any time has it maintained or contributed to, any single-employer plan (within the meaning of Section 3(41) of ERISA) subject to Title IV of ERISA, and the Company is not aware of any circumstances pursuant to which the Company could have liability to any party under Title IV of ERISA;

     (e)  no Benefit Plan is a "multiemployer" plan within the meaning of
Section 3(37) of ERISA;

     (f) the Company has not incurred, nor does it reasonably expect to incur, any liability for any tax imposed under Sections 4971 through 4980B of the Code or civil liability under Section 502(i) or (l) of ERISA;

     (g) no benefit under any Benefit Plan, including any severance or parachute payment plan or agreement, will be established or become accelerated, vested or payable by reason of any transaction contemplated under this Agreement;

     (h) no Benefit Plan provides health or death benefit coverage beyond the termination of an employee's employment, except as required by Part 6 of Subtitle B of Title I of ERISA or Section 4980B of the Code;

     (i) no Action or Proceeding (excluding claims for benefits incurred in the ordinary course of Plan activities) have been brought or, to the knowledge of the Company, threatened against or with respect to any Benefit Plan and there are no facts or circumstances known to the Company that could reasonably be expected to give rise to any such Action or Proceeding;

     (j) no Tax has been incurred under Section 511 of the Code with respect to any Benefit Plan (or trust or other funding vehicle pursuant thereto); and

     (k) all contributions to Benefit Plans that were required to be made under such Benefit Plans have been made; and all benefits accrued under any unfunded Benefit Plan have

                                                               EXECUTION VERSION

been paid, accrued or otherwise adequately reserved in accordance with GAAP, and the Company has performed all material obligations required to be performed as of such date under all Benefit Plans.

     2.15 Real Property.
          -------------

     (a)  Section 2.15(a) of the Disclosure Schedule contains a true and correct
          ------------------------------------------
list of (i) each parcel of real property leased by the Company (as lessor or lessee) (the "Leased Real Property") and (ii) all Liens relating to or affecting
              --------------------
any parcel of real property referred to in clause (i) to which the Company is a party. The Company owns no real property.

     (b) Subject to the terms of its respective leases, the Company has a valid and subsisting leasehold estate in and the right to quiet enjoyment of the Leased Real Properties for the full term of the leases relating thereto. Each lease referred to in clause (i) of paragraph (a) above is a legal, valid and binding agreement of the Company, enforceable in accordance with its terms, and of each other Person that is a party thereto, and except as set forth in Section
                                                                         -------
2.15(b) of the Disclosure Schedule, there is no, and the Company has not
----------------------------------
received notice of any, default (or any condition or event which, after notice or lapse of time or both, would constitute a default) thereunder. The Company does not owe brokerage commissions or finders fees with respect to any such Leased Real Property, except to the extent that the Company may renew the term of any such lease, in which case, any such commissions and fees would be in amounts that are reasonable and customary for the spaces so leased, given their intended use and terms.

     (c)  Except as disclosed in Section 2.15(c) of the Disclosure Schedule, all
                                 ------------------------------------------
material improvements on the Leased Real Property are in good operating condition and in a state of good maintenance and repair, ordinary wear and tear excepted, and such improvements are in all material respects adequate and suitable for the purposes for which they are presently being used and, to the knowledge of the Company, there are no condemnation or appropriation proceedings pending or threatened against any of such real property or the improvements thereon.

     (d) The Company has no knowledge, nor has the Company received any notice, of any Action or Proceeding, actual or threatened, against the Company or the Leased Real Property by any Person which would materially affect the future use, occupancy or value of the Leased Real Property or any part thereof.

     2.16 Tangible Personal Property. The Company is in possession of and has
          --------------------------
good and marketable title to, or has valid leasehold interests in or valid rights under Contract to use, all tangible personal property used in the conduct of its business, including all tangible personal property reflected on the Company Financials and tangible personal property acquired since the Audited Financial Statement Date, other than property disposed of since such date in the ordinary course of business consistent with past practice. All such tangible personal property is free and clear of all Liens and is adequate and suitable in all material respects for the conduct by the Company of its business as presently conducted, and is in good working order and condition in all material respects, ordinary wear and tear excepted, and its use complies in all material respects with all applicable Laws.

                                                               EXECUTION VERSION

     2.17 Intellectual Property.
          ---------------------

     (a)  Section 2.17(a) of the Disclosure Schedule lists all Company
          ------------------------------------------
Registered Intellectual Property and lists any proceedings or actions pending as of the date hereof before any court, tribunal (including the PTO or equivalent authority anywhere in the world) related to any of the Company Registered Intellectual Property.

     (b) Each item of Company Intellectual Property, including all Company Registered Intellectual Property listed in Section 2.17(a) of the Disclosure
                                           ---------------------------------
Schedule and, except for Intellectual Property licensed to the Company under any
--------
License, each item of Company Intellectual Property is owned exclusively by the Company and is free and clear of any Liens. The Company (i) has the right to all trademarks, trade names and internet indicia used in connection with the operation or conduct of the business of the Company, including the sale of any products or technology or the provision of any services by the Company and (ii) owns exclusively, and has good title to, all copyrighted works that are Company products or other works of authorship that the Company otherwise purports to own provided that such works may incorporate copyrighted works or works of authorship of third parties which are licensed to the Company.

     (c) To the extent that any Intellectual Property has been developed or created by any Person other than the Company, the Company has a written agreement with such Person with respect thereto and the Company thereby has either obtained ownership of, and is the exclusive owner of, all such Intellectual Property by operation of law or by valid assignment of any such rights or has obtained a License under or to such Intellectual Property.

     (d)  Except pursuant to agreements described in Section 2.17(d) of the
                                                     ----------------------
Disclosure Schedule, the Company has not transferred ownership of or granted any
-------------------
License of or other right to use or authorized the retention of any rights to use any Intellectual Property that is or was Company Intellectual Property, to any other Person other than nonexclusive use and resale rights to customers and distributors of the Company in the ordinary course of business consistent with past practice.

     (e) The Company Intellectual Property constitutes all the Intellectual Property used in and/or necessary to the conduct of its business as it currently is conducted and as presently proposed to be conducted, including the design, development, manufacture, use, import and sale of the products, technology and services of the Company (including products, technology or services currently under development).

     (f) Other than "shrink-wrap" and similar widely available commercial end-user licenses, the Contracts and Licenses listed in Section 2.17(f) of the
                                                    ----------------------
Disclosure Schedule include all Contracts and Licenses to which the Company is a
-------------------
party with respect to any Intellectual Property. No Person other than the Company has ownership rights to improvements made by the Company in Intellectual Property which has been licensed to the Company.

     (g)  Section 2.17(g) of the Disclosure Schedule lists all Contracts,
          ------------------------------------------
Licenses and agreements between the Company and any other Person wherein or whereby the Company has agreed to, or assumed, any obligation or duty to warrant, indemnify, reimburse, hold harmless, guaranty or otherwise assume or incur any obligation or Liability or provide a right of rescission

                                                               EXECUTION VERSION

with respect to the infringement or misappropriation by the Company or such other Person of the Intellectual Property of any Person other than the Company.

     (h) The operation of the business of the Company as currently conducted or as presently proposed to be conducted, including the Company's design, development, use, import, manufacture and sale of the products, technology or services (including products, technology or services currently under development) of the Company does not (i) willfully infringe or (ii) to the best of the Company's knowledge (but without conducting any special research or patent search), infringe or misappropriate the Intellectual Property of any Person, violate the rights of any Person (including rights to privacy or publicity), or constitute unfair competition or trade practices under any Laws. The Company has not received notice from any Person claiming that such operation of the business of the Company as described in the preceding sentence or any act, product, technology or service (including products, technology or services currently under development) of the Company infringes or misappropriates the Intellectual Property of any Person or constitutes unfair competition or trade practices under any Law, nor has the Company received a request or invitation to obtain a License from any Person with respect to such act, technology or service.

     (i) Each item of Company Registered Intellectual Property is valid and subsisting, and all necessary registration, maintenance, renewal fees, annuity fees and taxes in connection with such Registered Intellectual Property have been paid and all necessary documents and certificates in connection with such Company Registered Intellectual Property have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Registered Intellectual Property. Section 2.17(i) of the Disclosure Schedule
                                  ------------------------------------------
lists all actions that must be taken by the Company within one hundred eighty
(180) days from the date hereof, including the payment of any registration, maintenance, renewal fees, annuity fees and taxes or the filing of any documents, applications or certificates for the purposes of maintaining, perfecting or preserving or renewing any Company Registered Intellectual Property. Except as set forth on Section 2.17(i) of the Disclosure Schedule, the
                                 ------------------------------------------
Company has registered the copyright or mask work with the U.S. Copyright Office for the latest version of each product or technology of the Company that constitutes or includes a copyrightable work or a mask work. In each case in which the Company has acquired any Intellectual Property rights from any Person, the Company has obtained a valid and enforceable assignment sufficient to irrevocably transfer all rights in such Intellectual Property (including the right to seek past and future damages with respect to such Intellectual Property) to the Company and, to the maximum extent provided for by, and in accordance with, applicable Laws, the Company has recorded each such assignment with the relevant Governmental or Regulatory Authority, including the PTO, the U.S. Copyright Office, or their respective equivalents in any relevant foreign jurisdiction, as the case may be.

     (j) There are no Contracts, Licenses or agreements between the Company and any other Person with respect to Company Intellectual Property under which there is any dispute known to the Company regarding the scope of such agreement, or performance under such agreement including with respect to any payments to be made or received by the Company thereunder.

                                                               EXECUTION VERSION

     (k) To the knowledge of the Company after due inquiry, no Person is infringing or misappropriating any Company Intellectual Property.

     (l) The Company has taken all reasonable steps to protect the Company's rights in confidential information and trade secrets of the Company or provided by any other Person to the Company subject to a duty of confidentiality. Without limiting the foregoing, the Company has, and enforces, a policy requiring each employee, consultant and independent contractor to execute proprietary information, confidentiality and invention and copyright assignment agreements substantially in the form set forth in Section 2.17(l) of the Disclosure
                                       ---------------------------------
Schedule, and all current and former employees, consultants and independent
--------
contractors of the Company have executed such an agreement.

     (m) No Company Intellectual Property or product, technology or service of the Company is subject to any Order or Action or Proceeding that restricts, or that is reasonably expected to restrict in any manner, the use, transfer or licensing of any Company Intellectual Property by the Company or that may affect the validity, use or enforceability of such Company Intellectual Property.

     (n)  No (i) product, technology, service or publication of the Company,
(ii) material published or distributed by the Company or (iii) conduct or statement of Company constitutes obscene material, a defamatory statement or material, false advertising or, to the knowledge of the Company, otherwise violates any Law.

     2.18 Contracts.
          ---------

     (a)  Section 2.18(a) of the Disclosure Schedule (with paragraph references
          ------------------------------------------
corresponding to those set forth below) contains a true and complete list of each of the following Contracts or other arrangements (true and complete copies or, if none, reasonably complete and accurate written descriptions of which, together with all amendments and supplements thereto and all waivers of any terms thereof, have been provided to or made available to Parent prior to the execution of this Agreement), to which the Company is a party or by which any of its Assets and Properties is bound:

          (i) (A) all Contracts to which the Company is a party (excluding Benefit Plans) providing for a commitment of employment or consultant services for a specified or unspecified term, the name, position and rate of compensation of each Person party to such a Contract and the expiration date of each such Contract; and (B) any written or unwritten representations, commitments, promises, communications or courses of conduct involving an obligation of the Company to make payments (with or without notice, passage of time or both) to any Person in connection with, or as a consequence of, the transactions contemplated hereby or to any employee who is disclosed in Section 2.21(a) of the Disclosure Schedule,
                                  ------------------------------------------
     other than with respect to salary or incentive compensation payments in the ordinary course of business consistent with past practice;

          (ii) all Contracts to which the Company is a party with any Person containing any provision or covenant prohibiting or limiting the ability of the

                                                               EXECUTION VERSION

     Company to engage in any business activity or compete with any Person or prohibiting or limiting the ability of any Person to compete with the Company or prohibiting or limiting disclosure of confidential or proprietary information;

          (iii) all partnership, joint venture, stockholders' or other similar Contracts to which the Company is a party with any Person;

          (iv) all Contracts to which the Company is a party relating to Indebtedness in an amount of $15,000 or more of the Company;

          (v) all Contracts to which the Company is a party outside the ordinary course of business (A) with independent contractors, distributors, dealers, manufacturers' representatives, sales agencies or franchisees, (B) with aggregators, manufacturers and equipment vendors, and (C) with respect to the sale of services, products or both, to customers;

          (vi) all guarantees of any Indebtedness made by the Company or other obligations of the Company to any Person;

          (vii) all Contracts to which the Company is a party relating to (A) the future disposition or acquisition of any Assets and Properties with an aggregate value of $15,000 or more, and (B) any Business Combination;

          (viii) all Contracts between or among the Company, on the one hand, and any current or former officer, director, stockholder, Affiliate or Associate of the Company or any Associate of any such officer, director, stockholder or Affiliate, on the other hand, other than Contracts disclosed pursuant to Section 2.20(a)(i);

          (ix) all collective bargaining or similar labor contracts to which the Company is a party;

          (x) all Contracts to which the Company is a party that (A) limit or contain restrictions on the ability of the Company to declare or pay dividends on, to make any other distribution in respect of or to issue or purchase, redeem or otherwise acquire its capital stock, to incur Indebtedness, to incur or suffer to exist any Lien, to purchase or sell any Assets and Properties, to change the lines of business in which it participates or engages, (B) require the Company to maintain specified financial ratios or levels of net worth or other indicia of financial condition or (C) require the Company to maintain insurance in certain amounts or with certain coverages;

          (xi)   all powers of attorney and comparable delegations of authority;
     and

          (xii)  all other Contracts not otherwise required to be disclosed in
     Section 2.18(a) of the Disclosure Schedule which are material to the
     ------------------------------------------
     Business or Condition of the Company (for purposes of this Section 2.18(a)(xii) only, the

                                                               EXECUTION VERSION

     parties agree that only Contracts that (A) involve payments of more than $25,000 or (B) extend for more than one (1) year beyond the date hereof shall be considered material to the Business or Condition of the Company).

     (b)  Each Contract required to be disclosed in Section 2.18(a) of the
                                                    ----------------------
Disclosure Schedule is in full force and effect and constitutes a legal, valid
-------------------
and binding agreement, enforceable in accordance with its terms, of each party thereto; and except as disclosed in Section 2.18(b) of the Disclosure Schedule,
                                    ------------------------------------------
to the knowledge of the Company, no other party to such Contract is, nor has received notice that it is, in violation or breach of or default under any such Contract (or with notice or lapse of time or both, would be in violation or breach of or default under any such Contract).

     (c)  Except as disclosed in Section 2.18(c) of the Disclosure Schedule, the
                                 ------------------------------------------
Company is not a party to nor bound by any Contract that has been or could reasonably be expected to be, individually or in the aggregate with any other similar Contracts, materially adverse to the Business or Condition of the Company or that has been or could reasonably be expected to result, individually or in the aggregate with any such other Contracts in Losses to the Company or be materially adverse to the Business or Condition of the Company.

     2.19 Insurance. Section 2.19 of the Disclosure Schedule contains a true and
          ---------  ---------------------------------------
complete list (including the names and addresses of the insurers, the expiration dates thereof, the annual premiums and payment terms thereof, the period of time covered thereby and a brief description of the interests insured thereby) of all liability, property, workers' compensation, directors' and officers' liability and other insurance policies currently in effect that insure the business, operations or employees of the Company or affect or relate to the ownership, use or operation of any of the Assets and Properties of the Company and that (a) have been issued to the Company or (b) to the knowledge of the Company, have been issued to any Person (other than the Company) for the benefit of the Company. The insurance coverage provided by the policies described in clause (a) above will not terminate or lapse by reason of any of the transactions contemplated by this Agreement. Each policy listed in Section 2.19 of the
                                                      -------------------
Disclosure Schedule is valid and binding and in full force and effect, all
-------------------
premiums due thereunder have been paid when due and neither the Company or the Person to whom such policy has been issued has received any notice of cancellation or termination in respect of any such policy or is in default thereunder, and the Company has no knowledge of any reason or state of facts that could reasonably be expected to lead to the cancellation of such policies. The insurance policies listed in Section 2.19 of the Disclosure Schedule are in
                                 ---------------------------------------
amounts and have coverages as required by any Contract to which the Company is a party or by which any of its Assets and Properties is bound. Section 2.19 of the
                                                             -------------------
Disclosure Schedule contains a list of all claims made under any insurance
-------------------
policies covering the Company in the last two (2) years. The Company has not received notice that any insurer under any policy referred to in this Section
2.19 is denying liability with respect to a claim thereunder or defending under a reservation of rights clause.

     2.20 Affiliate Transactions.
          ----------------------

     (a)  Except as disclosed in Section 2.20(a) of the Disclosure Schedule, (i)
                                 ------------------------------------------
there are no Contracts or Liabilities between the Company, on the one hand, and
(A) any current or former officer, director, stockholder, or to the Company's knowledge, any Affiliate or Associate of the

                                                               EXECUTION VERSION

Company or (B) any Person who, to the Company's knowledge, is an Associate of any such officer, director, stockholder or Affiliate, on the other hand, (ii) the Company does not provide or cause to be provided any assets, services or facilities to any such current or former officer, director, stockholder, Affiliate or Associate, (iii) neither the Company nor any such current or former officer, director, stockholder, Affiliate or Associate provides or causes to be provided any assets, services or facilities to the Company and (iv) the Company does not beneficially own, directly or indirectly, any Investment Assets of any such current or former officer, director, stockholder, Affiliate or Associate.

     (b)  Except as disclosed in Section 2.20(b) of the Disclosure Schedule,
                                 ------------------------------------------
each of the Contracts and Liabilities listed in Section 2.20(a) of the
                                                ----------------------
Disclosure Schedule were entered into or incurred, as the case may be, on terms
-------------------
no less favorable to the Company (in the reasonable judgment of the Company) than if such Contract or Liability was entered into or incurred on an arm's-length basis on competitive terms. Any Contract to which the Company is a party and any director of the Company has a financial interest in such Contract was approved by a majority of the disinterested board of directors of the Company and/or stockholders of the Company, as the case may be, in accordance with
Section 144 of Delaware Law.

     2.21 Employees; Labor Relations.
          --------------------------

     (a)  Section 2.21(a) of the Disclosure Schedule contains a list of the name
          ------------------------------------------
of each officer, employee and consultant of the Company, together with such person's position or function, annual base salary or wages and any incentives or bonus arrangement with respect to such person. The Company has not received any information that would lead it to believe that any such person will or may cease to be engaged by the Company, or will refuse offers of engagement by the Company, for any reason, including because of the consummation of the transactions contemplated by this Agreement.

     (b)  Except as disclosed in Section 2.21(b) of the Disclosure Schedule, (i)
                                 ------------------------------------------
there are no material controversies between the Company and any current or former employee or consultant of the Company, (ii) no employee of the Company is presently a member of a collective bargaining unit and, to the knowledge of the Company, there are no threatened or contemplated attempts to organize for collective bargaining purposes any of the employees of the Company and (iii) no unfair labor practice complaint or sex or age discrimination claim has been brought against the Company before the National Labor Relations Board or any other Governmental or Regulatory Authority and there are no facts or circumstances known to the Company that could reasonably be expected to give rise to such complaint or claim. There has been no work stoppage, strike or other concerted action by employees of the Company. The Company has complied in all material respects with all applicable Laws relating to the employment of labor, including, those relating to wages, hours and collective bargaining.

     (c) To the knowledge of the Company after due inquiry, no officer, employee or consultant of the Company is obligated under any Contract or other agreement or subject to any Order or Law that would interfere with such person's efforts to promote the interests of the Company or that would interfere with the Company's business as currently conducted or as presently proposed to be conducted. Neither the execution nor delivery of this Agreement, nor the carrying on of the Company's business as presently conducted or as presently proposed to be

                                                               EXECUTION VERSION

conducted nor any activity of such officers, employees or consultants in connection with the carrying on of the Company's business as presently conducted or as presently proposed to be conducted, will conflict with or result in a breach of the terms, conditions or provisions of, constitute a default under, or trigger a condition precedent to any rights under any Contract or other agreement under which any of such officer's, employees or consultants is now bound.

     (d) Each employee, officer and consultant of the Company has executed a Proprietary Information and Inventions Agreement. No current employee, officer or consultant of the Company has excluded works or inventions with the Company from his or her assignment of inventions pursuant to such employee, officer or consultant's Proprietary Information and Inventions Agreement.

     2.22 Environmental Matters.  Except as set forth in Section 2.22 of the
          ---------------------                          -------------------
Disclosure Schedule,
-------------------

     (a)  The Company has obtained all applicable Environmental Permits.

     (b) The Company is in all material respects in compliance with, and for the past three (3) years, has been in compliance with all terms, conditions and provisions of all applicable (i) Environmental Permits and (ii) Environmental Laws. All past noncompliance with Environmental Laws or Environmental Permits has been resolved in all material respects without any pending, ongoing or future obligation, cost or liability.

     (c) There are no past, pending or threatened Environmental Claims against the Company and the Company does not know of any facts or circumstances that could reasonably be expected to form the basis for any Environmental Claim against the Company.

     (d) No Releases of Hazardous Materials have occurred at, from, in, to, on, or under any Site and no Hazardous Materials are present in, on, about or migrating to or, to the Company's knowledge, from any Site that could give rise to an Environmental Claim against the Company.

     (e) Neither the Company, nor any predecessor of the Company, nor any entity previously owned by the Company, has transported or arranged for the treatment, storage, handling, disposal or transportation of any Hazardous Material to any off-Site location which could result in an Environmental Claim against the Company.

     (f) No Site is a former, current or proposed Environmental Clean-up Site, or, to the Company's knowledge, adjoins any other property that is a current or proposed Environmental Clean-up Site.

     (g) There are no Liens arising under or pursuant to any Environmental Law on any Site and there are no facts, circumstances or conditions that could reasonably be expected to restrict, encumber, or result in the imposition of special conditions under any Environmental Law with respect to the ownership, occupancy, development, use or transferability of any Site.

                                                               EXECUTION VERSION

     (h) To the Company's knowledge, there are no (i) underground storage tanks, active or abandoned, in which Hazardous Material has been stored; (ii) polychlorinated biphenyl containing equipment; or (iii) asbestos containing material at any Site.

     (i) There have been no environmental investigations, studies, audits, tests, reviews or other analyses conducted by, on behalf of, or which are in the possession of the Company with respect to any Site which have not been delivered to Parent prior to execution of this Agreement.

     (j) There are no wetlands or any areas subject to any legal requirement or restriction in any way related to wetlands (including, without limitation, requirements or restrictions related to buffer or transition areas or open waters) at or affecting any Site.

     (k) The Company can maintain present production levels, or any planned expansion of production levels upon which financial projections provided to Parent have been based, in compliance with applicable Environmental Laws without a material increase in capital or operating expenditures and without modifying any Environmental Permits or obtaining any additional Environmental Permits.

     2.23  Substantial Customers and Suppliers. Section 2.23(a) of the
           -----------------------------------  ----------------------
Disclosure Schedule lists the 15 largest customers of the Company, collectively,
-------------------
on the basis of revenues collected or accrued for the most recent complete fiscal year. Section 2.23(b) of the Disclosure Schedule lists the 15 largest
             ------------------------------------------
suppliers of the Company on the basis of cost of goods or services purchased for the most recent fiscal year. Except as disclosed in Section 2.23(c) of the
                                                    ----------------------
Disclosure Schedule, no such customer or supplier has ceased or materially
-------------------
reduced its purchases from or sales or provision of services to the Company since January 1, 2000 or, to the knowledge of the Company, has threatened to cease or materially reduce such purchases or sales or provision of services after the date hereof. Except as disclosed in Section 2.23(d) of the Disclosure
                                              ---------------------------------
Schedule, to the knowledge of the Company, no such customer or supplier is
--------
threatened with bankruptcy or insolvency.

     2.24  Accounts Receivable. Except as set forth in Section 2.24 of the
           -------------------                         -------------------
Disclosure Schedule, the accounts and notes receivable of the Company reflected
-------------------
on the Company Financials, and all accounts and notes receivable arising subsequent to the Audited Financial Statement Date, (a) arose from bona fide sales transactions in the ordinary course of business, consistent with past practice, and are payable on ordinary trade terms, (b) are legal, valid and binding obligations of the respective debtors enforceable in accordance with their respective terms, (c) are not subject to any valid set-off or counterclaim and (d) do not represent obligations for goods sold on consignment, on approval or on a sale-or-return basis or subject to any other repurchase or return arrangement.

     2.25  Inventory.  All inventory of the Company reflected on the balance
           ---------
sheet included in the Company Financials consisted, and all such inventory acquired since the Audited Financial Statement Date consists, of a quality and quantity usable and salable in the ordinary course of business. Except as disclosed in the notes to the Audited Financial Statements, all items included in the inventory of the Company are the property of the Company free and clear of any Lien, have not been pledged as collateral, are not held by the Company on consignment from

                                                               EXECUTION VERSION

others and conform in all material respects to all standards applicable to such inventory or its use or sale imposed by Governmental or Regulatory Authorities.

     2.26  Other Negotiations; Brokers; Third Party Expenses. Neither the
           -------------------------------------------------
Company nor, to the knowledge of the Company, any of its Affiliates (nor any investment banker, financial advisor, attorney, accountant or other Person retained by or acting for or on behalf of the Company or any such Affiliate) (a) has entered into any Contract that conflicts with any of the transactions contemplated by this Agreement or (b) has entered into any Contract or had any discussions with any Person regarding any transaction involving the Company which could result in Parent, the Company or any general partner, limited partner, manager, officer, director, employee, agent or Affiliate of any of them being subject to any claim for liability to said Person as a result of entering into this Agreement or consummating the transactions contemplated hereby.
Section 2.26 of the Disclosure Schedule sets forth the principal terms and
---------------------------------------
conditions of any Contract with respect to, and a reasonable estimate of, all Third Party Expenses expected to be incurred by the Company in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby.

     2.27  Banks and Brokerage Accounts. Section 2.27 of the Disclosure
           ----------------------------  ------------------------------
Schedule sets forth (a) a true and complete list of the names and locations of
--------
all banks, trust companies, securities brokers and other financial institutions at which the Company has an account or safe deposit box or maintains a banking, custodial, trading or other similar relationship, (b) a true and complete list and description of each such account, box and relationship, indicating in each case the account number and the names of the respective officers, employees, agents or other similar representatives of the Company having signatory power with respect thereto and (c) a list of each Investment Asset, the name of the record and beneficial owner thereof, the location of the certificates, if any, therefor, the maturity date, if any, and any stock or bond powers or other authority for transfer granted with respect thereto.

     2.28  Warranty Obligations. Section 2.28 of the Disclosure Schedule sets
           --------------------  ---------------------------------------
forth (a) a list of all forms of written warranties, guarantees and written warranty policies of the Company in respect of any of the Company's products and services, which are currently in effect (the "Warranty Obligations"), and the
                                              --------------------
duration of each such Warranty Obligation, (b) a list of each of the Warranty Obligations which is subject to any dispute or, to the knowledge of the Company, threatened dispute and (c) the experience of the Company during the past two (2) years with respect to warranties, guarantees and warranty policies of or relating to the Company's products and services. True and correct copies of the Warranty Obligations have been delivered to Parent prior to the execution of this Agreement. Except as disclosed in Section 2.28 of the Disclosure Schedule,
                                       ---------------------------------------
(i) there have not been any material deviations from the Warranty Obligations, and salespersons, employees and agents of the Company are not authorized to undertake obligations to any customer or other Person in excess of such Warranty Obligations and (ii) each balance sheet included in the Company Financials reflects adequate reserves for Warranty Obligations. All products manufactured, designed, licensed, leased, rented or sold by the Company (x) are and were free from material defects in construction and design and (y) satisfy any and all Contract or other specifications related thereto to the extent stated in writing in such Contracts or specifications, in each case, in all material respects.

                                                               EXECUTION VERSION

     2.29  Foreign Corrupt Practices Act. Neither the Company, nor to the
           -----------------------------
knowledge of the Company, any agent, employee or other Person associated with or acting on behalf of the Company has, directly or indirectly, used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds, violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or made any bribe, rebate, payoff, influence payment, kickback or other similar unlawful payment.

     2.30  Pooling of Interests.  Neither the Company nor any of its directors,
           --------------------
officers or stockholders has taken any action which would reasonably be expected to preclude Parent's ability to account for the Merger as a Pooling of Interests.

     2.31  Real Property Holding Corporation.  The Company is not a "United
           ---------------------------------
States real property holding corporation" within the meaning of Code section 897(c)(2) and any regulations promulgated thereunder.

     2.32  Financial Projections. The Company has provided or made available to
           ---------------------
Parent certain financial projections with respect to the Company's business. The Company makes no representation or warranty regarding the accuracy of such projections or as to whether such projections will be achieved, except that the Company represents and warrants that such projections were prepared in good faith and are based on assumptions believed by it to be reasonable.

     2.33  Disclosure. To the Company's knowledge, no representation or warranty
           ----------
contained in this Agreement, and no statement contained in the Disclosure Schedule or in any certificate, list or other writing furnished to Parent pursuant to any provision of this Agreement (including the Company Financials and the notes thereto) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein, in the light of the circumstances under which they were made, not misleading.

                                   ARTICLE 3

            REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

     Parent and Merger Sub represent and warrant to the Company, subject to such exceptions as are specifically disclosed in the Parent Disclosure Schedule delivered herewith and dated as of the date hereof, as follows:

     3.1   Organization and Qualification. Each of Parent and Merger Sub is a
           ------------------------------
corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as contemplated to be conducted. Each of Parent and Merger Sub is duly qualified and in good standing to conduct business in each jurisdiction in which the business it is conducting, or the operation, ownership or leasing of its properties, makes such qualification necessary, except where the failure to be so qualified would not result in a material adverse effect on it.

                                                               EXECUTION VERSION

     3.2   Authority Relative to this Agreement. Subject only to the requisite
           ------------------------------------
approval of the Amended and Restated Certificate of Incorporation of Parent by the stockholders of Parent, each of Parent and Merger Sub have full corporate power and authority to execute and deliver this Agreement, to perform their obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by Parent and Merger Sub of this Agreement and the consummation by Parent and Merger Sub of the transactions contemplated hereby have been duly and validly authorized by all necessary action by the Board of Directors of each of Parent and Merger Sub, and no other action on the part of the Board of Directors of either Parent or Merger Sub is required to authorize the execution, delivery and performance of this Agreement and the consummation by Parent and Merger Sub of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and, assuming the due authorization, execution and delivery hereof by the Company, constitutes a legal, valid and binding obligation of Parent and Merger Sub enforceable against Parent and Merger Sub in accordance with its respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar Laws relating to the enforcement of creditors' rights generally and by general principles of equity.

     3.3   Issuance of Parent Common Stock. The shares of Parent Common Stock
           -------------------------------
and New Preferred Stock to be issued pursuant to the Merger, when issued, will be duly authorized, validly issued, fully paid, non-assessable, free of liens, encumbrances and restrictions on transfer other than restrictions on transfer under this Agreement, the Amended and Restated Investors' Rights Agreement attached hereto as Exhibit I and under applicable federal and state securities
                   ---------
laws, and will be issued in compliance with applicable federal and state securities laws, subject to (a) obtaining the California Permit and obtaining the requisite approvals of the Fairness Hearing or (b) the truth and accuracy of the representations made by the stockholders of the Company in the Stockholder Certificates. Such Common Stock and New Preferred Stock will also be free of any liens, encumbrances and preemptive or similar rights contained in the Amended and Restated Certificate of Incorporation of Parent attached hereto as Exhibit J
                                                                       ---------
or the bylaws of Parent or in any agreement to which Parent is a party, except as specifically provided herein.

     3.4   Parent Financial Statements.  Parent's unaudited balance sheet as of
           ---------------------------
March 31, 2000 (the "Parent Balance Sheet Date") and the unaudited statement of
                     -------------------------
operations for the period from April 1, 1999 to March 31, 2000 (collectively, the "Parent Financial Statements"), fairly present the financial condition and
     ---------------------------
operating results of Parent. These Parent Financial Statements have been prepared in accordance with GAAP. Except as set forth in the balance sheet, Parent has no material Liabilities, other than (a) Liabilities incurred in the ordinary course of business subsequent to the Parent Balance Sheet Date and (b) obligations under contracts and commitments incurred in the ordinary course of business and not required under GAAP to be reflected in the balance sheet, which, in both cases, individually or in the aggregate, would not have a material adverse effect on Parent.

     3.5   Absence of Changes Since Parent Balance Sheet Date. Since the Parent
           --------------------------------------------------
Balance Sheet Date, there has not been any material adverse change, or any event or development which, individually or together with other such events, could reasonably be expected to result in a material adverse change in the Business or Condition of Parent. Specifically, there has not been:

                                                               EXECUTION VERSION

     (a) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the assets, properties, financial condition, operating results, or business of Parent;

     (b) material change or amendment to a material contract by which Parent or any of its Assets or Properties is bound, except for changes or amendments which are expressly provided for or disclosed in this Agreement;

     (c) any loans or guarantees made by Parent to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances or other advances made in the ordinary course of business;

     (d) any dividend declaration, setting aside or payment or other distribution in respect of any of Parent's capital stock, or any direct or indirect redemption, purchase or other acquisition of any such stock by Parent;

     (e) any incurrence of indebtedness for money borrowed or any other liabilities individually in excess of $50,000 or in excess of $100,000 in the aggregate, other than in the ordinary course of business;

     (f) any material sale, exchange or disposition of any of Parent's Assets or Properties other than in the ordinary course of business;

     (g) any material change in any compensation arrangement or agreement with any employee;

     (h) any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets other than pursuant to license agreements entered into in the ordinary course of business of Parent;

     (i) any resignation or termination of employment of any key officer of Parent; and

     (j) to Parent's knowledge, any other event or condition of any character which would be reasonably likely to materially and adversely affect the financial condition, operating results or business of Parent;

     3.6   No Conflicts.  The execution and delivery by Parent and Merger Sub of
           ------------
this Agreement does not, and the performance by the Parent and Merger Sub of its obligations under this Agreement and the consummation of the transactions contemplated hereby do not and will not:

     (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the certificate of incorporation or bylaws of Parent or Merger Sub;

     (b) conflict with or result in a violation or breach of any term or provision of any Law or Order applicable to Parent or Merger Sub or their respective Assets or Properties;

                                                               EXECUTION VERSION

     (c) except as would not have a material adverse effect on the Business or Condition of Parent, (i) conflict with or result in a violation or breach of,
(ii) constitute (with or without notice or laps of time or both) a default under, (iii) require the Parent to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result of the terms of, (iv) result or give to any Person any right of termination, cancellation, acceleration or modification in or with respect to, (v) result in or give to any person any additional rights or entitlement to increased, additional, accelerated or guaranteed payments under or (vi) result in the creation or imposition of any Lien upon the Parent or Merger Sub or any of their respective Assets or Properties under any Contract or License to which the Parent or Merger Sub is a party or by which any of their Assets and Properties are bound.

     3.7   Pooling of Interests. Neither Parent nor any of its directors,
           --------------------
officers or stockholders has taken any action which would reasonably be expected to preclude Parent's ability to account for the Merger as a Pooling of Interests.

     3.8   Information to be Supplied by Parent. The written information that
           ------------------------------------
Parent will supply to the Company expressly for inclusion by the Company in the information or proxy statement the Company will send to its stockholders, in connection with the Company's solicitation of written consents or proxies for a stockholders meeting to be held to vote upon the Merger and the transactions contemplated by this Agreement, will not contain any untrue statement of material fact or omit any material facts required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading.

     3.9   Litigation. There is no Action or Proceeding pending or, to the
           ----------
knowledge of Parent, threatened that relates in any way to the business of Parent or that questions the validity of this Agreement, the right of Parent to enter into this Agreement, that questions the validity of any action taken or to be taken by Parent in connection with the consummation of the transactions contemplated hereby and thereby, or that might result, either individually or in the aggregate, in any material adverse change in the assets, business, properties, prospects or financial condition of Parent, or in any material change in the current equity ownership of Parent. There is no Action or Proceeding by Parent currently pending or that Parent currently intends to initiate.

     3.10  Capitalization. As of the date hereof, the authorized capital stock
           --------------
of Parent consists solely of (a) 56,500,000 shares of Parent Common Stock, of which 14,898,778 shares are issued and outstanding as of the date hereof, and
(b) 25,900,000 shares of Parent Preferred Stock. 8,624,000 shares of Parent Preferred Stock are designated as Series A Preferred Stock, 8,600,000 of which are issued and outstanding, 3,225,806 shares of Parent Preferred Stock are designated as Series B Preferred Stock, all of which are issued and outstanding, 5,430,000 shares of Parent Preferred Stock are designated as Series C Preferred Stock, 5,330,824 of which are issued and outstanding, 5,200,000 shares of Parent Preferred Stock are designated as Series D Preferred Stock, 4,667,567 of which are issued and outstanding, 1,250,000 shares of Parent Preferred Stock are designated as Series E-1 Preferred Stock, 1,249,950 of which are issued and outstanding, 931,246 shares of Parent Preferred Stock are designated as Series E-2 Preferred Stock, 913,246 of which are issued and outstanding, 400,000 shares of Parent Preferred Stock are designated as Series E-3 Preferred Stock, 218,692 of which are issued and outstanding, and

                                                               EXECUTION VERSION

100,000 shares of Parent Preferred Stock are designated as Series E-4 Preferred Stock, 22,784 of which are issued and outstanding. Immediately prior to the consummation of the transactions contemplated in this Agreement, upon the filing of the Amended and Restated Certificate of Incorporation of Parent attached hereto as Exhibit J, the authorized capital stock of Parent will consist solely
          ---------
of (a) 61,500,000 shares of Parent Common Stock and (b) 30,000,000 shares of Parent Preferred Stock. In the Amended and Restated Certificate of Incorporation of Parent, 8,624,000 shares of Parent Preferred Stock will be designated as Series A Preferred Stock, 3,225,806 shares of Parent Preferred Stock will be designated as Series B Preferred Stock, 5,430,000 shares of Parent Preferred Stock will be designated as Series C Preferred Stock, 7,500,000 shares of Parent Preferred Stock will be designated as Series D Preferred Stock, 1,250,000 shares of Parent Preferred Stock will be designated as Series E-1 Preferred Stock, 931,246 shares of Parent Preferred Stock will be designated as Series E-2 Preferred Stock, 222,000 shares of Parent Preferred Stock will be designated as Series E-3 Preferred Stock, 100,000 shares of Parent Preferred Stock will be designated as Series E-4 Preferred Stock, 465,000 shares of Parent Preferred Stock will be designated as Series F-1 Preferred Stock and 955,000 shares of Parent Preferred Stock will be designated as Series F-2 Preferred Stock. None of the New Preferred Stock will be issued and outstanding immediately prior to the consummation of the transactions contemplated hereby. As of the date hereof, other than outstanding options to purchase 3,275,420 shares of Parent Common Stock and warrants to purchase 24,000 shares of Series A Preferred Stock, 94,074 shares of Series C Preferred Stock and 385,544 shares of Series D Preferred Stock, and the rights provided in Section 2 of the Amended and Restated Investors' Rights Agreement, there are no outstanding securities convertible into, exchangeable for, or carrying the right to acquire, equity securities of Parent, or subscriptions, warrants, options, rights, calls, agreements, demands or other arrangements or commitments of any character obligating Parent to issue, offer or dispose of any of its equity securities or any ownership interest therein or otherwise relating to the capital stock of Parent. Parent has a total of 553,134 shares of Parent Common Stock remaining available for issuance pursuant to its 1997 Incentive Plan and 1998 Stock Incentive Plan (the "Parent Plans"). After the date hereof and before the Closing hereunder, Parent
 ------------
may grant additional options to purchase Parent Common Stock under the Parent Plans, and optionholders under the Parent Plans may exercise their options to purchase shares of Parent Common Stock. The outstanding shares of Parent Common Stock and Parent Preferred Stock have been duly authorized and validly issued, are fully paid and are non-assessable. Except for the voting agreement provisions of the Founder's Stock Purchase Agreements and the voting proxies related thereto, and the voting proxies relating to shares of Common Stock issued pursuant to the Parent Plans, Parent is not a party or subject to any agreement or understanding between any persons that affects or relates to the voting or giving of written consents with respect to any security or the voting by a director of Parent.

     3.11  Related-Party Transactions. No employee, officer or director of
           --------------------------
Parent or member of his or her immediate family is indebted to Parent, nor is Parent indebted (or committed to make loans or extend or guarantee credit) to any of them. To the best of Parent's knowledge, none of such persons has any direct or indirect ownership in any firm or corporation with which Parent is affiliated or with which Parent has a business relationship, or any firm or corporation that competes with Parent, except that employees, officers or directors of Parent and members of their immediate families may own stock in publicly traded companies that may compete with Parent. To the best of Parent's knowledge, no officer or director or any member of their immediate families is, directly or indirectly, interested in any material contract with Parent.

                                                               EXECUTION VERSION

     3.12  Tax Returns and Payments. Parent has timely filed all Tax Returns and
           ------------------------
reports as required by Law, and Parent has never been audited by any state or federal taxing authority. These Tax Returns and reports, if applicable, are true and correct in all material respects. Parent has paid all taxes and other assessments due, except those contested by it in good faith. Parent has not elected pursuant to the Code to be treated as an S corporation pursuant to
Section 1362(a) of the Code or a consenting corporation pursuant to Section 341(f) of the Code, nor has it made any other elections pursuant to the Code (other than elections that relate solely to methods of accounting, depreciation or amortization) that would have a material adverse effect on Parent.

     3.13  Environmental and Safety Laws. To the best of its knowledge, Parent
           -----------------------------
is not in violation of any applicable Environmental Law, and to the best of its knowledge, no material expenditures are or will be required in order to comply with any such existing Environmental Law.

     3.14  Permits. Parent has all franchises, permits, licenses and any similar
           -------
authority necessary for the conduct of its business as now being conducted by it, the lack of which would or could have a material adverse effect on the business, properties, prospects or financial condition of Parent. Parent believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted. Parent is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

     3.15  Governmental Consents. No consent, approval, qualification, order or
           ---------------------
authorization of, or filing with, any local, state or federal governmental authority is required on the part of Parent in connection with Parent's valid execution, delivery or performance of this Agreement, the issuance of the Parent Common Stock and New Preferred Stock, assumption of the Company Options and exchange of the Company Warrants for Parent Warrants, as contemplated by this Agreement, except (a) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (b) the filing of the Amended and Restated Certificate of Incorporation of Parent with the Secretary of State of the State of Delaware to authorize additional shares of Parent Common Stock and create the New Preferred Stock, (c) a Fairness Hearing before the California Department of Corporations, and (d) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state and federal securities laws.

     3.16  Registration Rights. Except as provided in the Amended and Restated
           -------------------
Investors' Rights Agreement, Parent is not obligated, and has not granted any rights, to register under the Securities Act any of its presently outstanding securities or any of its securities that may be issued hereafter.

     3.17  Intellectual Property. To the best of its knowledge, but without
           ---------------------
having conducted any special research or patent search, Parent owns or possesses sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, and proprietary rights and processes necessary for its business as now conducted and as proposed to be conducted without any conflict with, or infringement of the rights of, others. Parent has not received any communications alleging that it has violated any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights or processes of any other person or entity, nor is Parent aware of any basis for the forgoing. Section 3.18 of the
                                            -------------------

                                                               EXECUTION VERSION

Parent Disclosure Schedule contains a complete list of patents and pending
--------------------------
patent applications of Parent. Except for agreements with its own employees or consultants, there are no outstanding options, licenses or agreements of any kind relating to the foregoing, nor is Parent bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and proprietary rights and processes of any other person or entity. Parent is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of such employee's best efforts to promote the interests of Parent or that would conflict with Parent's business as proposed to be conducted. Neither the execution nor the delivery of this Agreement, nor the carrying on of Parent's business by the employees of Parent, nor the conduct of Parent's business as proposed, will, to the best of Parent's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated. Parent does not believe it is or will be necessary to use any inventions of any of its employees (or persons it currently intends to hire) made prior to their employment by Parent, other than those which have been assigned to Parent. There are no agreements, understandings, instruments, contracts, judgments, orders or writs of decrees to which Parent is a party or by which it is bound which involve indemnification by Parent with respect to infringements of proprietary rights.

     3.18  Proprietary Information and Inventions Agreements. Each employee and
           -------------------------------------------------
officer of Parent has executed a Proprietary Information and Inventions Agreement. No current employee, officer or consultant of Parent has excluded works or inventions with Parent from his or her assignment of inventions pursuant to such employee, officer or consultant's Proprietary Information and Inventions Agreement.

     3.19  Employees; Employee Compensation. There is no strike or labor dispute
           --------------------------------
or union organization activities pending or, to the best of Parent's knowledge, threatened between Parent and its employees. None of Parent's employees belongs to any union or collective bargaining unit. To the best of its knowledge, Parent has complied in all material respects with all applicable state and federal equal opportunity and other laws related to employment. To the best of Parent's knowledge, no employee of Parent is or will be in violation of any judgment, decree or order, or any term of any employment contract, patent disclosure agreement, or other contract or agreement relating to the relationship of any such employee with Parent or any other party because of the nature of the business conducted or to be conducted by Parent or to the use by the employee of his or her best efforts with respect to such business. Parent is not a party to, or bound by, any currently effective employment contract, deferred compensation agreement, bonus plan, incentive plan, profit sharing plan, retirement agreement, or other employee compensation agreement. Parent is not aware that any officer or key employee, or any group of key employees, intends to terminate their employment with Parent, nor does Parent have a present intention to terminate the employment of any of the foregoing. Subject to general principles related to wrongful termination of employees, the employment of each officer and employee of Parent is terminable at the will of Parent.

     3.20  Insurance.  Parent has in full force and effect such insurance
           ---------
policies in amounts customary for similarly situated companies.

                                                               EXECUTION VERSION

     3.21  Material Contracts and Other Commitments. Parent does not have and is
           ----------------------------------------
not bound by any Contract, other than (a) the lease of Parent's principal place of business, (b) Contracts for the purchase of supplies and services that were entered into in the ordinary course of business and that do not individually or in the aggregate involve more than $50,000, or do not extend for more than one
(1) year beyond the date hereof; (c) sales Contracts entered into in the ordinary course of business, and (d) Contracts terminable at will by Parent on no more than thirty (30) days' notice without cost or liability to Parent, and that do not involve any employment or consulting arrangement and are not material to the conduct of Parent's business.

     3.22  Title to Property and Assets; Leases. Except (a) as reflected in the
           ------------------------------------
Parent Financial Statements, (b) for Liens for current Taxes not yet delinquent,
(c) for Liens imposed by law and incurred in the ordinary course of business for obligations not past due to carriers, warehousemen, laborers, materialmen and the like, or (d) for minor defects in title, none of which, individually or in the aggregate, materially interferes with the use of such property, Parent has good and marketable title to its property and assets free and clear of all mortgages, liens, claims and encumbrances. With respect to the property and assets it leases, Parent is in compliance with such leases and, to the best of its knowledge, holds a valid leasehold interest free of any Liens, subject to clauses (a)-(d) above.

     3.23  Subsidiaries. Section 3.23 of the Parent Disclosure Schedule contains
           ------------  ----------------------------------------------
a complete list of all Subsidiaries of Parent. Except as set forth on Section
                                                                      -------
3.23 of the Parent Disclosure Schedule, Parent has no Subsidiaries. Parent is
--------------------------------------
not a participant in any joint venture, partnership or similar arrangement.

     3.24  Ownership of Merger Sub; No Prior Activities. As of the date hereof
           --------------------------------------------
and the Effective Time, except for obligations or Liabilities incurred in connection with its incorporation or organization and the transactions contemplated by this Agreement, and except for this Agreement and any other agreements or arrangements contemplated by this Agreement, Merger Sub has not and will not have incurred, directly or indirectly, through any subsidiary or affiliate, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any Person.

     3.25  Directors and Officers. The name of each director and officer of
           ----------------------
Parent on the date hereof, and his or her position with Parent, are listed in
Section 3.25 of the Parent Disclosure Schedule.
----------------------------------------------

     3.26  Books and Records; Organizational Documents. The minute books and
           -------------------------------------------
stock record books and other similar records of Parent that have been provided or made available to he Company or its counsel prior to the execution of this Agreement, are complete and correct in all respects and have been maintained in accordance with sound business practices. Such minute books contain a true and complete record of all action taken at all meetings and by all written consents in lieu of meetings of the directors, stockholders and committees of the board of directors of Parent through the date hereof. Parent has prior to the execution of this Agreement delivered to the Company true and complete copies of its certificate of incorporation and bylaws, both as amended through the date hereof.

                                                               EXECUTION VERSION

     3.27  Compliance With Laws and Orders. Except as disclosed in Section 3.27
           -------------------------------                         ------------
of the Parent Disclosure Schedule, Parent is not nor has it been at any time in
---------------------------------
violation of or in default under, any Law or Order applicable to Parent or any of its Assets and Properties.

     3.28  Foreign Corrupt Practices Act. Neither Parent, nor to the knowledge
           -----------------------------
of Parent, any agent, employee or other Person associated with or acting on behalf of Parent has, directly or indirectly, used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds, violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or made any bribe, rebate, payoff, influence payment, kickback or other similar unlawful payment.

     3.29  Disclosure. To Parent's knowledge, no representation or warranty
           ----------
contained in this Agreement, and no statement contained in the Parent Disclosure Schedule or in any certificate, list or other writing furnished to the Company pursuant to any provision of this Agreement (including the Parent Financial Statements and the notes thereto) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein, in the light of the circumstances under which they were made, not misleading.

                                   ARTICLE 4

                      CONDUCT PRIOR TO THE EFFECTIVE TIME

     4.1   Conduct of Business of the Company.
           ----------------------------------

     (a)   Company Conduct. During the period from the date of this Agreement
           ---------------
and continuing until the earlier of the termination of this Agreement and the Effective Time, the Company agrees (unless Parent shall give its prior consent in writing) to carry on its business in the usual, regular and ordinary course consistent with past practice, to pay its Liabilities and Taxes when due, to pay or perform other obligations when due, subject to any good faith disputes over such Liabilities, Taxes and other obligations and, to the extent consistent with such business, to use reasonable efforts and institute all policies to preserve intact its present business organization, keep available the services of its present officers and key employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees and other Persons having business dealings with it, all with the express purpose and intent of preserving unimpaired its goodwill and ongoing businesses at the Effective Time. Except as expressly contemplated by this Agreement, the Company shall not, without the prior written consent of Parent:

           (i) Enter into any Contract, commitment, activity or transaction or incur any Liabilities outside of the ordinary course of business consistent with past practice (it being understood that interoperability agreements with other electronic design automation vendors shall be in the ordinary course of business);

                                                               EXECUTION VERSION

          (ii) Transfer (by way of a License or otherwise) to any Person rights to any Company Intellectual Property;

          (iii) Enter into or amend any Contract pursuant to which any other Person is granted manufacturing, marketing, distribution or similar rights of any type or scope with respect to any products of the Company or Company Intellectual Property;

          (iv) Amend or otherwise modify (or agree to do so), except in the ordinary course of business consistent with past practice, or violate the terms of, any of the Contracts set forth or described in the Disclosure Schedule;

          (v)     Commence any Action or Proceeding;

          (vi) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any capital stock of the Company or Equity Equivalents, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of Capital Stock of the Company, or repurchase, redeem or otherwise acquire, directly or indirectly, any shares of its Capital Stock (or Options exercisable, convertible or exchangeable therefor);

          (vii) Except for the issuance of shares of Company Capital Stock upon (A) the exercise or conversion of presently outstanding Company Options listed in Section 2.3 of the Disclosure Schedule or (B) the
                       --------------------------------------
     conversion of outstanding shares of Company Series A Preferred Stock immediately prior to the consummation of the transactions contemplated hereby, issue, grant, deliver, sell or authorize or propose the issuance, grant, delivery or sale of, or purchase or propose the purchase of, any shares of Company Capital Stock, Equity Equivalents or Options to purchase any other securities of the Company (except in compliance with the guidelines of Parent previously provided to the Company by Parent (which compliance will take into account the Exchange Ratios));

          (viii) Cause or permit any amendments to its certificate of incorporation or bylaws (other than the contemplated amendments to such documents disclosed in Section 2.3 of the Disclosure Schedule);
                            --------------------------------------

          (ix) Enter into any Contract in connection with any transaction involving a Business Combination;

          (x) Sell, lease, license or otherwise dispose (or agree to do so) of any of its Assets and Properties, except in the ordinary course of business consistent with past practice;

          (xi) Incur any Indebtedness or guarantee any such Indebtedness in an aggregate amount exceeding $15,000, or issue or sell any debt securities of the Company or guarantee any debt securities of others;

                                                               EXECUTION VERSION

          (xii) Grant any severance or termination pay to any director, officer employee or consultant, except payments made pursuant to standard written agreements outstanding on the date hereof, the terms of which are disclosed in the Disclosure Schedule;

          (xiii) Adopt or amend any Plan or Contract respecting employment or equity compensation, extend any employment offer (except pursuant to the Company's written hiring plan previously provided to Parent by the Company), pay or agree to pay any special bonus or special remuneration to any director, officer, employee or consultant, or increase the salaries or wage rates of its directors, officers, employees or consultants;

          (xiv) Revalue any of its Assets and Properties, including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business consistent with past practice;

          (xv) Take any action, including the acceleration of vesting of any Company Options or unvested Company Capital Stock, or other rights to acquire shares of Capital Stock of the Company which would be reasonably likely to interfere with Parent's ability to account for the Merger as a Pooling of Interests, or any action that could jeopardize the tax-free reorganization hereunder;

          (xvi) Pay, discharge or satisfy, in an amount in excess of $15,000, in any one case, or $25,000 in the aggregate, any claim, Liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of Liabilities reflected or reserved against in the Company Financial Statements;

          (xvii) Make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, enter into any tax allocation agreement, tax sharing agreement, tax indemnity agreement or closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes with any Taxing Authority or otherwise;

          (xviii) Enter into any strategic alliance, joint development or joint marketing Contract other than joint marketing efforts with its customers;

          (xix) Fail to pay or otherwise satisfy its Liabilities as they become due, except such as are being contested in good faith;

          (xx) Waive or commit to waive any rights with a value in excess of $15,000, in any one case, or $25,000, in the aggregate;

          (xxi) Cancel, materially amend or renew any insurance policy other than in the ordinary course of business consistent with past practice;

                                                               EXECUTION VERSION

          (xxii) Alter, or enter into any Contract or other commitment to alter, its interest in any corporation, association, joint venture, partnership or business entity in which the Company directly or indirectly holds any interest on the date hereof; or

          (xxiii) Take, or agree in writing or otherwise to take, any of the actions described in Sections 4.1(a)(i) through 4.1(a)(xxii) above, or any other action that would prevent the Company from performing or cause the Company not to perform its agreements and covenants hereunder.

     4.2  No Solicitation.  Until the earlier of the Effective Time and the date
          ---------------
of termination of this Agreement pursuant to the provisions of Section 8.1 hereof, the Company will not (nor will the Company permit any of the Company's officers, directors, stockholders, attorneys, investment advisors, agents, representatives, Affiliates or Associates (the "Company Representatives") to)
                                                -----------------------
directly or indirectly, take any of the following actions with any Person other than Parent and its designees: (a) solicit, initiate, entertain, accept receipt of, review, or encourage any proposals or offers from, or participate in or conduct discussions with or engage in negotiations with, any Person relating to any possible Business Combination with the Company or any of its Subsidiaries (whether such Subsidiaries are in existence on the date hereof or are hereafter organized), (b) provide information with respect to the Company to any Person, other than Parent and its designees, relating to (or which the Company believes would be used for the purpose of formulating and offer or proposal with respect
to), or otherwise assist, cooperate with, facilitate or encourage any effort or attempt by any such Person with regard to, any possible Business Combination with the Company or any Subsidiary of the Company (whether such Subsidiaries are in existence on the date hereof or are hereafter organized), (c) agree to or enter into a Contract with any Person, other than Parent, providing for a Business Combination with the Company or any Subsidiary (whether such Subsidiaries are in existence on the date hereof or are hereafter organized),
(d) make or authorize any statement, recommendation or solicitation in support of any possible Business Combination with the Company or any Subsidiary (whether such Subsidiary is in existence on the date hereof or are hereafter organized) other than by Parent or (e) authorize or permit any of the Company Representatives to take any such action. The Company shall immediately cease and cause to be terminated any such Contacts or negotiations with any Person relating to any such transaction or Business Combination in existence on the date hereof. In addition to the foregoing, if the Company receives prior to the Effective Time or the termination of this Agreement any offer or proposal (formal or informal) relating to any of the above, the Company shall immediately notify Parent thereof, including information as to the identity of the offeror or the party making any such offer or proposal and the specific terms of such offer or proposal and such other information related thereto as Parent may reasonably request. Each of the Company and Parent acknowledge that this Section
4.2 was a significant inducement for Parent to enter into this Agreement and the absence of such provision would have resulted in either (i) a material reduction in the merger consideration to be paid to the stockholders of the Company, or
(ii) a failure to induce Parent to enter into this Agreement.

                                                               EXECUTION VERSION

                                   ARTICLE 5

                              ADDITIONAL AGREEMENTS

     5.1  Information Statement; Permit Application.
          -----------------------------------------

     (a) As soon as practicable after the execution of this Agreement, the Company shall prepare, with the cooperation of Parent, the Information Statement for the stockholders of the Company to approve this Agreement, the Certificate of Merger and the transactions contemplated hereby and thereby. Parent and the Company shall each use commercially reasonable efforts to cause the Information Statement to comply with applicable federal and state securities laws requirements. Each of Parent and the Company agrees to provide promptly to the other such information concerning its business and financial statements and affairs as, in the reasonable judgment of the providing party or its counsel, may be required or appropriate for inclusion in the Information Statement, or in any amendments or supplements thereto, and to cause its counsel and auditors to cooperate with the other's counsel and auditors in the preparation of the Information Statement. The Company will promptly advise Parent, and Parent will promptly advise the Company, in writing, if, at any time prior to the Effective Time, either the Company or Parent, as applicable, shall obtain knowledge of any facts that might make it necessary or appropriate to amend or supplement the Information Statement in order to (i) make the statements contained or incorporated by reference therein not misleading or (ii) comply with applicable law. The Information Statement shall contain the unanimous recommendation of the Board of Directors of the Company that the Company's stockholders approve the Merger and this Agreement, and the conclusion of the Board of Directors that the terms and conditions of the Merger are advisable and fair and reasonable to, and in the best interests of, the stockholders of the Company. Anything to the contrary contained herein notwithstanding, the Company shall not include in the Information Statement any information with respect to Parent or its Affiliates or Associates, the form and content of which information shall not have been approved by Parent prior to such inclusion.

     (b) As soon as practicable after the execution of this Agreement, Parent shall prepare, with the cooperation of the Company, the Permit Application. Parent and the Company shall each use commercially reasonable efforts to cause the Permit Application to comply with the requirements of applicable federal and state laws. Each of Parent and the Company agrees to provide promptly to the other such information concerning its business and financial statements and affairs as, in the reasonable judgment of the providing party or its counsel, may be required or appropriate for inclusion in the Permit Application, or in any amendments or supplements thereto, and to cause its counsel and auditors to cooperate with the other's counsel and auditors in the preparation of the Permit Application. The Company will promptly advise Parent, and Parent will promptly advise the Company, in writing, if, at any time prior to the Effective Time, either the Company or Parent, as applicable, shall obtain knowledge of any facts that might make it necessary or appropriate to amend or supplement the Permit Application in order to (i) make the statements contained or incorporated by reference therein not misleading or (ii) comply with applicable law. Anything to the contrary contained herein notwithstanding, Parent shall not include in the Permit Application any information with respect to the Company or its Affiliates or Associates, the form and content of which information shall not have been approved by the Company prior to such inclusion.

     (c) In the event that the California Permit cannot be obtained in time to permit the Closing to occur on or before July 31, 2000, then Parent and the Company shall consult with each other to decide whether or not to proceed with the Fairness Hearing and/or the California Permit. In the event that Parent and the Company decide not to proceed with the Fairness Hearing and/or the California Permit, Parent and the Company shall use commercially reasonable efforts to effect the issuance of the shares of Parent Common Stock and New Preferred Stock to be issued pursuant to Section 1.6 hereof in a private placement pursuant to Section 4(2) of the Securities Act on terms and conditions that are reasonably satisfactory to Parent. The parties hereto acknowledge and agree that in such event: (i) as a condition to effecting such issuance as a private placement pursuant to Section 4(2) of the Securities Act, Parent shall be entitled to obtain from each stockholder of the Company a Stockholder Certificate in the form attached hereto as Exhibit B (or such other form as
                                           ---------
shall be reasonably satisfactory to Parent) (the "Stockholder Certificate") and
                                                  -----------------------
that Parent will be relying upon the representations made by each stockholder of the Company in the applicable Stockholder Certificate in connection with the issuance of Parent Common Stock and New Preferred Stock to such stockholder;
(ii) the shares of Parent Common Stock and New Preferred Stock so issued pursuant to Section 1.6 hereof will not be registered under the Securities Act and will constitute "restricted securities" within the meaning of the Securities Act; and (iii) the certificates representing the shares of Parent Common Stock and New Preferred Stock shall bear appropriate legends to identify such privately placed shares as being restricted under the Securities Act, to comply with applicable state securities laws and, if applicable, to notice the restrictions on transfer of such shares.

     5.2  Information to be Provided by the Company.  The Company covenants to
          -----------------------------------------
Parent that the information to be supplied by the Company for inclusion in the application for issuance of a California Permit pursuant to which the shares of Parent Common Stock and New Preferred Stock to be issued in the Merger, the Company Options to be assumed in the Merger and the Company Warrants to be exchanged for Parent Warrants will be qualified under the California Code (including supplements, amendments and updates thereto, the "Permit
                                                             ------
Application") shall not at the time the Fairness Hearing is held pursuant to
-----------
Section 25142 of the California Code and the time the qualification of such securities is effective under Section 25122 of the California Code contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company further covenants to Parent that the information to be supplied by the Company for inclusion in the information statement to be sent to the stockholders of the Company in connection with the Company stockholders' consideration of the Merger (the "Company Stockholders Action") (such
                                  ---------------------------
information statement as amended or supplemented is referred to herein as the "Information Statement") shall not, on the date the Information Statement is
 ---------------------
first mailed to the Company's stockholders, at the time of the Company Stockholders Action and at the Effective Time, contain any statement which, at such time, is false and misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Stockholders Action which has become false or misleading. Notwithstanding the foregoing, the Company makes no representation, warranty or covenant with respect to any information supplied by Parent which is contained in the Permit Application or the Information Statement.

                                                               EXECUTION VERSION

     5.3  Information to be Supplied by Parent.  Parent covenants to the Company
          ------------------------------------
that the information supplied by Parent for inclusion in the Permit Application shall not, at the time the Fairness Hearing is held pursuant to Section 25142 of the California Code and the time the qualification of such securities is effective under Section 25122 of the California Code, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Parent further covenants to the Company that the information to be supplied by Parent for inclusion in the Information Statement shall not, on the date that Information Statement is first mailed to the Company's stockholders, at the time of the Company Stockholders Meeting and at the Effective Time, contain any statement which, at such time, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Stockholders Action which has become false or misleading. Notwithstanding the foregoing, Parent makes no representation, warranty or covenant with respect to any information supplied by the Company which is contained in any of the foregoing documents.

     5.4  Stockholder Approval.
          --------------------

     (a) After receipt of the California Permit, the Company shall promptly submit the Information Statement, this Agreement and the transactions contemplated hereby to its stockholders for approval and adoption as provided by Delaware Law, its certificate of incorporation and bylaws. The Company shall use its best efforts to obtain the consent of its stockholders sufficient to approve the Merger and this Agreement and the transactions contemplated hereby, and the conversion of all outstanding shares of Company Series A Preferred Stock into Company Common Stock immediately prior to the consummation of the transactions contemplated hereby, and to enable the Closing to occur as promptly as practicable.

     (b) After receipt of the California Permit, Parent shall promptly submit the Amended and Restated Certificate of Incorporation of Parent to its stockholders for approval and adoption as provided by Delaware Law in connection with the authorization of additional shares of Parent Common Stock and the creation of the New Preferred Stock to be issued pursuant to this Agreement. Parent shall use commercially reasonable efforts to obtain the consent of its stockholders sufficient to approve its Amended and Restated Certificate of Incorporation and to enable the Closing to occur as promptly as practicable.

     5.5  Access to Information. Each party shall afford the other and its
          ---------------------
accountants, counsel, investment advisors and other representatives, reasonable access during normal business hours during the period prior to the earlier of the termination of this Agreement pursuant to its terms and the Effective Time to (a) all of its Books and Records, and (b) all other information concerning the business, Assets and Properties, and personnel (subject to restrictions imposed by applicable Law) of it as the others may reasonably request, subject, in the case of Parent, to such reasonable limits on access to its technical and other nonpublic information as counsel to Parent may reasonably advise are necessary to comply with applicable Law. No information or knowledge obtained in any investigation pursuant to this Section 5.5 shall affect or be deemed to

                                                               EXECUTION VERSION

modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

     5.6  Confidentiality.  The parties acknowledge that Parent and the Company
          ---------------
have previously executed a nondisclosure agreement, dated May 3, 2000, which shall remain in full effect in accordance with its terms. Without limiting the foregoing, each of the parties hereto hereby agrees to keep the terms of this Agreement (except to the extent contemplated hereby) and such information or knowledge obtained in any investigation pursuant to Section 5.5, or pursuant to the negotiation and execution of this Agreement or the effectuation of the transactions contemplated hereby, confidential; provided, however, that the foregoing shall not apply to information or knowledge which (a) a party can demonstrate was already lawfully in its possession prior to the disclosure thereof by the other party, (b) is generally known to the public and did not become so known through any violation of Law, (c) became known to the public through no fault of such party, (d) is later lawfully acquired by such party without confidentiality restrictions from other sources not bound by applicable confidentiality restrictions, (e) is required to be disclosed by order of court or Governmental or Regulatory Authority with subpoena powers (provided that such party shall have provided the other party with prior notice of such order and an opportunity to object or seek a protective order and take any other available action) or (f) which is disclosed in the course of any Action or Proceeding between any of the parties hereto.

     5.7  Expenses.  Whether or not the Merger is consummated, all fees and
          --------
expenses incurred in connection with the Merger including all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties ("Third Party Expenses") incurred by a party in connection with the negotiation
  --------------------
and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby, shall be the obligation of the respective party incurring such fees and expenses; provided that, if the Merger is consummated, Parent shall assume up to $205,000 ($230,000 if the Fairness Hearing is held) for Third Party Expenses incurred by the Company in connection with the Merger (including, but not limited to, accountant's fees in connection with delivery of a Pooling of Interests letter by Deloitte & Touche). Notwithstanding anything to the contrary in this Agreement, including the provisions of Article 7, in the event that the Company's Third Party Expenses shall exceed $205,000 in the aggregate ($230,000 if the Fairness Hearing is held), such excess shall be deemed a Loss for the purposes of Article 7, and such excess shall be immediately reimbursable to Parent as a Loss in accordance with the provisions of Article 7 (but without regard to the Deductible and without counting towards the Deductible). For the purposes of this Section 5.7, any legal fees incurred by the Company and owed to Pillsbury Madison & Sutro LLP for general corporate matters shall be excluded for the purpose of determining whether the threshold amounts set forth in this Section 5.7 have been reached.

     5.8  Public Disclosure.  Unless otherwise required by Law (including
          -----------------
federal and state securities laws) prior to the Effective Time, no disclosure (whether or not in response to any inquiry) of the existence of any subject matter of, or the terms and conditions of, this Agreement shall be made by any party hereto unless approved by Parent and the Company prior to release, provided that such approval shall not be unreasonably withheld.

                                                               EXECUTION VERSION

     5.9  Consents.  The Company shall use its commercially reasonable efforts
          --------
to obtain the consents, waivers and approvals under any of the Contracts or other agreements as may be required in connection with the Merger (all of such consents, waivers and approvals are set forth in the Disclosure Schedule), so as to preserve all rights of and benefits to the Company thereunder, and Parent shall provide the Company with such assistance and information as is reasonably required to obtain such consents.

     5.10 FIRPTA Compliance.  On or prior to the Closing Date, the Company shall
          -----------------
deliver to Parent a properly executed statement in a form reasonably acceptable to Parent for purposes of satisfying Parent's obligations under Treasury Regulation Section 1.1445-2(c)(3).

     5.11 Notification of Certain Matters.  The Company shall give prompt notice
          -------------------------------
to Parent, and Parent shall give prompt notice to the Company, of (i) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which is likely to cause any representation or warranty of the Company, Parent or Merger Sub, respectively, contained in this Agreement to be untrue or inaccurate at or prior to the Closing Date, and (ii) any failure of the Company, Parent or Merger Sub, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this
Section 5.11 shall not limit or otherwise affect any remedies available to the party receiving such notice.

     5.12 Pooling of Interests Accounting.  The Company, Parent and Merger Sub
          -------------------------------
shall each use their commercially reasonable efforts to cause the business combination to be effected by the Merger to be accounted for as a Pooling of Interests. The Company and Parent shall each use their commercially reasonable efforts to cause their respective employees, directors, stockholders, Affiliates and Associates not to take any action that would adversely affect the ability of Parent to account for the business combination to be effected by the Merger as a Pooling of Interests.

     5.13 Company Affiliate Agreements.  Schedule 5.13 sets forth those persons
          ----------------------------
who, in the Company's reasonable judgment, are or may be "affiliates" of the Company within the meaning of the SEC's Accounting Releases Nos. 130 and 135 (the "Company Affiliates"). The Company shall provide Parent such information
      ------------------
and documents as Parent shall reasonably request for purposes of reviewing such list. The Company shall use its best efforts to deliver or cause to be delivered to Parent prior to the Closing from each of the Company Affiliates, an executed Affiliate Agreement in the form attached hereto as Exhibit C ("Company Affiliate
                                                   ---------   -----------------
Agreement").
---------

     5.14 Parent Affiliate Agreements.  Schedule 5.14 sets forth those persons
          ---------------------------
who, in Parent's reasonable judgment, are or may be "affiliates" of Parent within the meaning of the SEC's Accounting Releases Nos. 130 and 135 (the "Parent Affiliates"). Parent shall use its best efforts to deliver or cause to
 -----------------
be delivered to the Company prior to the Closing from each of the Parent Affiliates, an executed Parent Affiliate Agreement in the form attached hereto as Exhibit D ("Parent Affiliate Agreement").
   ---------   --------------------------

     5.15 Additional Documents and Further Assurances.  Each party hereto, at
          -------------------------------------------
the request of the other party hereto, shall execute and deliver such other instruments and do and perform

                                                               EXECUTION VERSION

such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

     5.16 Company's Auditors. The Company will use its best efforts to cause its management and its independent auditors to facilitate on a timely basis (a) the preparation of financial statements (including pro forma financial statements if required) as required by Parent, (b) the review of any Company audit or review work papers for up to the past three (3) complete fiscal years, including the examination of selected interim financial statements and data, and
(c) the delivery of such representations from the Company's independent accountants as may be reasonably requested by Parent or its accountants.

                                   ARTICLE 6

                           CONDITIONS TO THE MERGER

     6.1  Conditions to Obligations of Each Party to Effect the Merger. The
          ------------------------------------------------------------
respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction at or prior to the Closing of the following conditions:

     (a)  Governmental and Regulatory Approvals.  Approvals from any
          -------------------------------------
Governmental or Regulatory Authority (if any) deemed appropriate or necessary by any party to this Agreement shall have been timely obtained.

     (b)  No Injunctions or Regulatory Restraints; Illegality.  No temporary
          ---------------------------------------------------
restraining order, preliminary or permanent injunction or other Order issued by any court of competent jurisdiction or Governmental or Regulatory Authority or other legal or regulatory restraint or prohibition preventing the consummation of the Merger shall be in effect; nor shall there be any action taken, or any Law or Order enacted, entered, enforced or deemed applicable to the Merger or the other transactions contemplated by the terms of this Agreement.

     (c)  Affiliate Agreements.  If the Merger will be accounted for as a
          --------------------
Pooling of Interests, each Company Affiliate and Parent Affiliate shall have executed and delivered to the Company and to Parent a Company Affiliate Agreement and a Parent Affiliate Agreement, respectively, and such agreements shall be in full force and effect.

     6.2  Additional Conditions to Obligations of the Company.  The obligations
          ---------------------------------------------------
of the Company to consummate the Merger and the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:

     (a)  Representations and Warranties.  Each of the representations and
          ------------------------------
warranties made by Parent and Merger Sub in this Agreement shall be true and correct in all material respects (if not qualified by materiality) and in all respects (if qualified by materiality) on and as of the Closing Date as though such representation or warranty was made on and as of the Closing Date, and any representation or warranty made as of a specified date earlier than the Closing Date shall also have been true and correct in all material respects (if not qualified by materiality) and in all respects (if qualified by materiality) on and as of such earlier date.

                                                               EXECUTION VERSION

     (b)  Performance.  Parent and Merger Sub shall have performed and complied
          -----------
with in all material respects each agreement, covenant and obligation required by this Agreement to be so performed or complied with by the Parent or Merger Sub at or before the Closing.

     (c)  Officers' Certificates.  Parent and Merger Sub shall have delivered to
          ----------------------
the Company certificates, dated the Closing Date and executed by their respective Presidents and Chief Executive Officers certifying that the conditions specified in Sections 6.2(a), 6.2(b) and 6.2(e) have been fulfilled.

     (d)  Legal Opinion.  The Company shall have received a legal opinion from
          -------------
Pillsbury Madison & Sutro LLP, counsel to Parent, in substantially the form attached hereto as Exhibit E.
                   ---------

     (e)  Material Adverse Change.  There shall have occurred no material
          -----------------------
adverse change in the Business or Condition of Parent since the date hereof.

     6.3  Additional Conditions to the Obligations of Parent and Merger Sub. The
          -----------------------------------------------------------------
obligations of Parent and Merger Sub to consummate the Merger and the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by Parent:

     (a)  Representations and Warranties. Each of the representations and
          ------------------------------
warranties made by the Company in this Agreement shall be true and correct in all material respects (if not qualified by materiality) and in all respects (if qualified by materiality) on and as of the Closing Date as though such representation or warranty was made on and as of the Closing Date, and any representation or warranty made as of a specified date earlier than the Closing Date shall also have been true and correct in all material respects (if not qualified by materiality) and in all respects (if qualified by materiality) on and as of such earlier date.

     (b)  Performance.  The Company shall have performed and complied with in
          -----------
all material respects each agreement, covenant and obligation required by this Agreement to be so performed or complied with by the Company on or before the Closing Date.

     (c)  Officers' Certificate.  The Company shall have delivered to Parent a
          ---------------------
certificate, dated the Closing Date and executed by the President and Chief Executive Officer of the Company, certifying that the conditions specified in Sections 6.3(a), 6.3(b), 6.3(d), 6.3(h), 6.3(i), 6.3(j) and 6.3(k) have been fulfilled. (d) Third Party Consents. Parent shall have been furnished with evidence satisfactory to it that the Company has obtained the consents, approvals and waivers listed in Schedule 2.6 of the Disclosure Schedule.

     (e)  Stockholder Certificates.  If the California Permit is not obtained,
          ------------------------
each of the stockholders of the Company shall have delivered executed copies of the Stockholder Certificate in substantially the form attached as Exhibit B (the
                                                                  ---------
"Stockholder Certificates").
 ------------------------

     (f)  Support Agreements.  Each of the stockholders of the Company listed in
          ------------------
Schedule 6.3(f) shall have delivered to Parent an executed Support Agreement in substantially the form attached as Exhibit G, and all of such Support Agreements
                                   ---------
shall be in full force and effect.

                                                               EXECUTION VERSION

     (g)  Noncompetition Agreements.  Each of Fuad Musa, Chandrasekhara
          -------------------------
Somanathan and Rajit Chandra shall have delivered to Parent an executed Noncompetition Agreement in substantially the form attached as Exhibit F.
                                                               ---------

     (h)  Company Indebtedness.  All outstanding Indebtedness of the Company
          --------------------
that is convertible or exchangeable into shares of Company Capital Stock shall have been converted or exchanged into shares of Company Capital Stock immediately prior to the Effective Time. As of the Effective Time, the Company shall have less than $25,000 of non-convertible Indebtedness.

     (i)  Stockholder Approval.  This Agreement and the Merger shall have been
          --------------------
approved by at least ninety percent (90%) of the outstanding shares of Company Capital Stock.

     (j)  Limitation on Dissent.  Holders of no more than ten percent (10%) of
          ---------------------
the outstanding shares of Company Capital Stock shall have exercised, nor shall they have any continued right to exercise, appraisal, dissenters' or similar rights under applicable law with respect to their shares by virtue of the Merger.

     (k)  No Adverse Change.  There shall have occurred no material adverse
          -----------------
change in the Business or Condition of the Company since the date hereof; provided, however, that for the purposes of this Section 6.3(k), the termination
--------  -------
by LSI Logic Corporation of its agreement with the Company, dated September 8, 1999, shall not be considered to be a material adverse change in the Business or Condition of the Company.

     (l)  Acceptance of Parent Employment Offers.  A minimum of eighty percent
          --------------------------------------
(80%) of the total number of employees of the Company as of the date hereof and
(ii) five (5) out of six (6) employees on the key employee list provided to Parent prior to the date hereof, shall have accepted continuing employment with the Parent. For the purposes of the calculation in Section 6.3(l)(i), new hires by the Company after the date hereof but prior to the Effective Time shall be included in the numerator (but not the denominator) for such calculation.

     (m)  Fairness Hearing and California Permit; Private Placement Alternative.
          ---------------------------------------------------------------------
The Fairness Hearing shall have been held by the Commissioner of Corporations of the State of California, and the California Permit shall have been issued by the State of California. In the alternative, the parties shall be reasonably satisfied that the shares of Parent Common Stock and the New Preferred Stock to be issued, the Company Options to be assumed and the Company Warrants to be exchanged in connection with the Merger pursuant to Section 1.6 hereof are issuable, assumable or exchangeable, as applicable, without registration pursuant to Section 4(2) of the Securities Act.


                                   ARTICLE 7

   SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS; ESCROW
                                  PROVISIONS

     7.1  Survival of Representations, Warranties, Covenants and Agreements.
          -----------------------------------------------------------------
Notwithstanding any right of Parent, Merger Sub or the Company (whether or not exercised) to investigate the affairs of Parent, Merger Sub or the Company (whether pursuant to Section 5.5 or otherwise), or a waiver by Parent or the Company of any condition to Closing set forth in

                                                               EXECUTION VERSION

Article 6, each party shall have the right to rely fully upon the representations, warranties, covenants and agreements of the other party contained in this Agreement or in any instrument delivered pursuant to this Agreement. All of the representations, warranties, covenants and agreements of the Company, Parent and Merger Sub contained in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Merger and continue until the earlier of (a) the first anniversary of the Closing Date, (b) the date on which Parent publishes the combined audited financial statements of the Company and Parent for the fiscal year which includes the Closing Date and
(c) the date that is the termination date of the lock-up period in connection with the initial public offering of stock of Parent (the earlier to occur of
(a), (b) and (c) is referred to herein as the "Expiration Date").
                                               ---------------

     7.2  Escrow Provisions.
          -----------------

     (a)  Establishment of the Escrow Fund.  As soon as practicable after the
          --------------------------------
Effective Time, the Escrow Amount, without any act of any stockholder, will be deposited with the Escrow Agent (plus a proportionate share of any additional shares of Parent Common Stock and New Preferred Stock as may be issued upon any stock splits, stock dividends or recapitalizations effected by Parent following the Effective Time), such deposit to constitute the Escrow Fund to be governed by the terms set forth herein and at Parent's sole cost and expense. The portion of the Escrow Amount contributed on behalf of each stockholder of the Company shall be in proportion to the aggregate number of shares of Parent Common Stock or New Preferred Stock, as applicable, to which such holder would otherwise be entitled under Section 1.6.

     (b)  Recourse to the Escrow Fund.  The holders of Company Capital Stock
          ---------------------------
jointly and severally agree to indemnify, defend and hold harmless Parent and Merger Sub, and their respective officers, directors, employees, agents, Affiliates and Associates (including the Surviving Corporation) for any and all Losses, on a Grossed-Up Basis (whether or not involving a Third Party Claim), incurred or sustained by Parent and Merger Sub, and their respective officers, directors, employees, agents, Affiliates and Associates (including the Surviving Corporation) directly or indirectly as a result of (i) any inaccuracy in, or breach of, a representation or warranty of the Company contained herein (or in any certificate, instrument, schedule or document attached to this Agreement and delivered by the Company in connection with the Merger); (ii) any claim that the manufacture, use or sale of the products, technology or services of the Company infringes any third-party patents; (iii) any failure by the Company to perform or comply with any covenant or agreement contained herein; or (iv) (A) any Hazardous Material at, on, under, migrating to or from, or transported to or from the Sites on or prior to the Closing; (B) any Environmental Claim arising at any time that relates to the Company on or prior to the Closing; or (C) any noncompliance with any applicable Environmental Law or Environmental Permit relating in any way to the Company on or prior to the Closing. The Escrow Fund shall be available to compensate Parent and Merger Sub, and their respective officers, directors, employees, agents, Affiliates and Associates (including the Surviving Corporation) for any and all Losses, on a Grossed-Up Basis (whether or not involving a Third Party Claim) under this Section 7.2(b). Nothing herein shall limit the liability of the Company for any breach of any representation, warranty, agreement or covenant contained herein for fraudulent misrepresentation or fraud. The holders of Company Capital Stock shall not be liable to Parent or its Affiliates and Associates (including the Surviving Corporation) under Article 7 unless and until the aggregate amount of Losses exceeds the Deductible, at which time Parent and its Affiliates and

                                                               EXECUTION VERSION

Associates (including the Surviving Corporation) under Article 7 unless and until the aggregate amount of Losses exceeds the Deductible, at which time Parent and its Affiliates and Associates (including the Surviving Corporation) may recover all amounts of such Losses (including any amounts of Losses considered in determining whether the Deductible has been exceeded). The Escrow Fund shall be the sole and exclusive remedy available to Parent and its Affiliates and Associates (including the Surviving Corporation) for any Losses under this Agreement. In the event that the Merger is not accounted for as a Pooling of Interests, the parties agree to work together in good faith to amend this Agreement to provide the holders of Company Capital Stock with the option to pay any claims for indemnification under this Section 7.2 in cash, rather than shares of Parent Capital Stock.

     (c)  Escrow Period; Distribution of Escrow Fund upon Termination of Escrow
          ---------------------------------------------------------------------
Period. Subject to the following requirements, the Escrow Fund shall be in
------
existence immediately following the Effective Time and shall terminate at 5:00 p.m., California Time, on the Expiration Date (the period of time from the Effective Time through and including the Expiration Date is referred to herein as the "Escrow Period"); provided, however, if prior to the Expiration Date,
        -------------    --------  -------
Parent has delivered to the Stockholder Agent an Officer's Certificate containing a claim relating to facts and circumstances existing at the Closing which has not been resolved prior to the Expiration Date in accordance with the provisions of Section 7.2 the Escrow Agent shall retain in the Escrow Fund after the Expiration Date shares of Parent Common Stock and New Preferred Stock having a value (based on the Average Price of such shares) equal to one hundred percent (100%) of the amount of the claim set forth in such Officer's Certificate, with respect to all unsatisfied claims which have not then been resolved. As soon as all such claims have been resolved (or at the Expiration Date, if earlier) pursuant to the provisions of this Section 7.2 (including Section 7.2(g)), the Escrow Agent shall deliver to the stockholders of the Company the remaining portion of the Escrow Fund not required to satisfy such claims. Deliveries of shares of Parent Common Stock and New Preferred Stock remaining in the Escrow Fund to the stockholders of the Company pursuant to this Section 7.2(c) shall be made ratably in proportion to their respective contributions to the Escrow Fund.

     (d)  Protection of Escrow Fund.
          -------------------------

          (i) The Escrow Agent shall hold and safeguard the Escrow Fund during the Escrow Period, shall treat such fund as a trust fund in accordance with the terms of this Agreement and not as the property of Parent, and shall hold and dispose of the Escrow Fund only in accordance with the terms hereof.

          (ii) Any shares of Parent Common Stock or New Preferred Stock or other Equity Equivalents securities issued or distributed by Parent ("New
                                                                     ---
     Shares") in respect of Parent Common Stock or New Preferred Stock in the
     ------
     Escrow Fund which have not been released from the Escrow Fund shall be added to the Escrow Fund. New Shares issued in respect of shares of Parent Common Stock or New Preferred Stock which have been released from the Escrow Fund shall not be added to the Escrow Fund but shall be distributed to the recordholders thereof. Cash dividends on Parent Common Stock and New Preferred Stock shall not be added to the Escrow Fund but shall be distributed to the recordholders of Parent Common Stock and New Preferred Stock on the record date set for any such dividend.

                                                               EXECUTION VERSION

     (e)  Claims Upon Escrow Fund.
          -----------------------

          (i) Subject to the provisions of this Section 7.2, any claim for indemnification under Section 7.2 must be asserted on or before 5:00 p.m. (California time) on the Expiration Date. Parent shall provide notice to the Stockholder Agent within thirty (30) days of Parent becoming aware of any claims for Losses if such claims are reasonably identifiable and determinable; provided, however, that no delay or failure on the part of
                   --------  -------
     Parent in notifying the Stockholder Agent shall relieve the Stockholder Agent or the holders of Company Capital Stock from any obligation unless they are materially prejudiced thereby (and then only to the extent of such prejudice). Upon receipt by the Escrow Agent at any time on or before the last day of the Escrow Period of a certificate signed by any officer of Parent (an "Officer's Certificate"): (A) stating that Parent has paid or
                 ---------------------
     properly accrued or reasonably anticipates that it will have to pay or accrue Losses, and (B) specifying in reasonable detail the individual items of Losses included in the amount so stated (the "Estimated Claim Amount"),
                                                      ----------------------
     the date each such item was paid or properly accrued, or the basis for such anticipated liability, and the nature of the misrepresentation, breach of warranty, agreement or covenant to which such item is related, the Escrow Agent shall, subject to the provisions of Section 7.2(f) hereof, deliver to Parent out of the Escrow Fund, as promptly as practicable, shares of Parent Common Stock or New Preferred Stock held in the Escrow Fund in an amount equal to such Losses.

          (ii) For the purposes of determining the number of shares of Parent Common Stock or New Preferred Stock to be delivered to Parent out of the Escrow Fund pursuant to Section 7.2(e)(i), the shares of Parent Common Stock and New Preferred Stock shall be valued at the Average Price, and such shares shall be delivered to Parent out of the Escrow Fund on a pro rata basis applied to all shares of Parent Common Stock and New Preferred Stock in the Escrow Fund.

     (f)  Objections to Claims. At the time of delivery of any Officer's
          --------------------
Certificate to the Escrow Agent, a duplicate copy of such certificate shall be delivered to the Stockholder Agent, and for a period of thirty (30) days after such delivery, the Escrow Agent shall make no delivery to Parent of any shares out of the Escrow Fund pursuant to Section 7.2(e) hereof unless the Escrow Agent shall have received written authorization from the Stockholder Agent to make such delivery. After the expiration of such thirty (30) day period, the Escrow Agent shall make delivery of shares of Parent Common Stock and New Preferred Stock from the Escrow Fund in accordance with Section 7.2(e) hereof, provided that no such payment or delivery may be made if the Stockholder Agent shall object in a written statement to the claim made in the Officer's Certificate, and such statement shall have been delivered to the Escrow Agent prior to the expiration of such thirty (30) day period.

     (g)  Resolution of Conflicts; Arbitration.
          ------------------------------------

          (i) In case the Stockholder Agent shall object in writing to any claim or claims made in any Officer's Certificate, the Stockholder Agent and Parent shall attempt in good faith to agree upon the rights of the respective parties with

                                                               EXECUTION VERSION

     respect to each of such claims. If the Stockholder Agent and Parent should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and distribute shares of Parent Common Stock and New Preferred Stock from the Escrow Fund in accordance with the terms thereof and Section 7.2(e) hereof.

          (ii) If no such agreement can be reached after good faith negotiation, either Parent or the Stockholder Agent may demand arbitration of the dispute unless the amount of the damage or loss is at issue in a pending Action or Proceeding involving a Third Party Claim, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either event the matter shall be settled by arbitration conducted by three (3) arbitrators, one (1) selected by Parent and one (1) selected by the Stockholder Agent, and the two (2) arbitrators selected by Parent and Stockholder Agent shall select a third arbitrator. The arbitrators shall set a limited time period and establish procedures designed to reduce the cost and time for discovery of information relating to any dispute while allowing the parties an opportunity, adequate as determined in the sole judgment of the arbitrators, to discover relevant information from the opposing parties about the subject matter of the dispute. The arbitrators shall rule upon motions to compel, limit or allow discovery as they shall deem appropriate given the nature and extent of the disputed claim. The arbitrators shall also have the authority to impose sanctions, including attorneys' fees and other costs incurred by the parties, to the same extent as a court of law or equity, should the arbitrators determine that discovery was sought without substantial justification or that discovery was refused or objected to by a party without substantial justification. The decision of a majority of the three (3) arbitrators as to the validity and amount of any claim in such Officer's Certificate shall be binding and conclusive upon the parties to this Agreement, and notwithstanding anything in Section 7.2(f) hereof, the Escrow Agent shall be entitled to act in accordance with such decision and make or withhold payments out of the Escrow Fund in accordance therewith. Such decision shall be written and shall be supported by written findings of fact and conclusions regarding the dispute which shall set forth the award, judgment, decree or order awarded by the arbitrators.

          (iii) Judgment upon any award rendered by the arbitrators may be entered in any court having competent jurisdiction. Any such arbitration shall be held in Santa Clara County, California under the rules then in effect of the American Arbitration Association. For purposes of this
     Section 7.2(g), in any arbitration hereunder in which any claim or the amount thereof stated in the Officer's Certificate is at issue, Parent shall be deemed to be the Non-Prevailing Party in the event that the arbitrators award Parent less than the sum of one-half (1/2) of the disputed amount of any Losses plus any amounts not in dispute; otherwise, the stockholders of the Company as represented by the Stockholder Agent shall be deemed to be the Non-Prevailing Party. The Non-Prevailing Party to an arbitration shall pay its own expenses, the fees of each arbitrator, the admini-

                                                               EXECUTION VERSION

     trative costs of the arbitration and the expenses, including without limitation, reasonable attorneys' fees and costs incurred by the other party to the arbitration.

     (h)  Stockholder Agent of the Stockholders; Power of Attorney.
          --------------------------------------------------------

          (i) In the event that the Merger is approved by the stockholders of the Company, effective upon such vote, and without further act of any stockholder, Fuad Musa shall be appointed as agent and attorney-in-fact (the "Stockholder Agent") for each stockholder of the Company (except such
           -----------------
     stockholders, if any, as shall have perfected their appraisal or dissenters' rights under Delaware Law), for and on behalf of stockholders of the Company, to give and receive notices and communications, to authorize delivery to Parent of shares of Parent Common Stock and New Preferred Stock from the Escrow Fund in satisfaction of claims by Parent, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of Stockholder Agent for the accomplishment of the foregoing. Such agency may be changed by the stockholders of the Company from time to time upon not less than thirty (30) days prior written notice to Parent; provided that the
                                                      -------------
     Stockholder Agent may not be removed unless holders of a two-thirds interest in the Escrow Fund (on a share number basis) agree to such removal and to the identity of the substituted stockholder agent. Any vacancy in the position of Stockholder Agent may be filled by approval of the holders of a majority in interest of the Escrow Fund (on a share number basis). No bond shall be required of the Stockholder Agent, and the Stockholder Agent shall not receive compensation for his/her services. Notices or communications to or from the Stockholder Agent shall constitute notice to or from each of the stockholders of the Company.

          (ii) The Stockholder Agent shall not be liable for any act done or omitted hereunder as Stockholder Agent while acting in good faith and in the exercise of reasonable judgment.

     (i)  Actions of the Stockholder Agent. A decision, act, consent or
          --------------------------------
instruction of the Stockholder Agent shall constitute a decision of all the stockholders for whom a portion of the Escrow Amount otherwise issuable to them are deposited in the Escrow Fund and shall be final, binding and conclusive upon each of such stockholders, and the Escrow Agent and Parent may rely upon any such decision, act, consent or instruction of the Stockholder Agent as being the decision, act, consent or instruction of each every such stockholder of the Company. The Escrow Agent and Parent are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Stockholder Agent.

     (j)  Third-Party Claims. In the event Parent becomes aware of a third-party
          ------------------
claim (a "Third Party Claim") which Parent reasonably expects may result in a
          -----------------
demand against the Escrow Fund, Parent shall notify the Stockholder Agent of such claim, and the Stockholder Agent, as representative for the stockholders of the Company, shall be entitled, at their expense, to participate in any defense of such claim. Parent shall have the right in its sole discretion to

                                                               EXECUTION VERSION

settle any Third Party Claim; provided, however, that except with the consent of
                              --------  -------
the Stockholder Agent, no settlement of any such claim with third-party claimants shall alone be determinative of the amount of any claim against the Escrow Fund. In the event that the Stockholder Agent has consented to any such settlement, the Stockholder Agent shall have no power or authority to object under any provision of this Article 7 to the amount of any claim by Parent against the Escrow Fund with respect to the amount of Losses incurred by Parent in such settlement.

     (k)  Escrow Agent's Duties.
          ---------------------

          (i) The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein, and as set forth in any additional written escrow instructions which the Escrow Agent may receive after the date of this Agreement which are signed by an officer of Parent and the Stockholder Agent, and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be liable for any act done or omitted hereunder as Escrow Agent while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith.

          (ii) The Escrow Agent is hereby expressly authorized to comply with and obey Orders of any court of law or Governmental or Regulatory Authority, notwithstanding any notices, warnings or other communications from any party or any other person to the contrary. In case the Escrow Agent obeys or complies with any such Order, the Escrow Agent shall not be liable to any of the parties hereto or to any other person by reason of such compliance, notwithstanding any such Order being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction or proper authority.

          (iii) The Escrow Agent shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver this Agreement or any documents or papers deposited or called for hereunder.

          (iv) The Escrow Agent shall not be liable for the expiration of any rights under any statute of limitations with respect to this Agreement or any documents deposited with the Escrow Agent.

          (v) In performing any duties under the Agreement, the Escrow Agent shall not be liable to any party for damages, losses, or expenses, except for gross negligence or willful misconduct on the part of the Escrow Agent. The Escrow Agent shall not incur any such liability for (A) any act or failure to act made or omitted in good faith, or (B) any action taken or omitted in reliance upon any instrument, including any written statement or affidavit provided for in this Agreement that the Escrow Agent shall in good faith believe to be genuine, nor will the Escrow Agent be liable or responsible for forgeries, fraud, impersonations or determining the scope of any representative authority. In addition, the Escrow

                                                               EXECUTION VERSION

     Agent may consult with legal counsel in connection with Escrow Agent's duties under this Agreement and shall be fully protected in any act taken, suffered, or permitted by him/her in good faith in accordance with the advice of counsel. The Escrow Agent is not responsible for determining and verifying the authority of any person acting or purporting to act on behalf of any party to this Agreement.

          (vi) If any controversy arises between the parties to this Agreement, or with any other party, concerning the subject matter of this Agreement, its terms or conditions, the Escrow Agent will not be required to determine the controversy or to take any action regarding it. The Escrow Agent may hold all documents and shares of Parent Common Stock and New Preferred Stock and may wait for settlement of any such controversy by final appropriate legal proceedings or other means as, in the Escrow Agent's discretion, the Escrow Agent may be required, despite what may be set forth elsewhere in this Agreement. In such event, the Escrow Agent will not be liable for any damages. Furthermore, the Escrow Agent may at its option, file an action of interpleader requiring the parties to answer and litigate any claims and rights among themselves. The Escrow Agent is authorized to deposit with the clerk of the court all documents and shares of Parent Common Stock and New Preferred Stock held in escrow, except all costs, expenses, charges and reasonable attorneys' fees incurred by the Escrow Agent due to the interpleader action and which the parties jointly and severally agree to pay. Upon initiating such action, the Escrow Agent shall be fully released and discharged of and from all obligations and liability imposed by the terms of this Agreement.

          (vii) The parties and their respective successors and assigns agree jointly and severally to indemnify and hold Escrow Agent harmless against any and all Losses incurred by Escrow Agent in connection with the performance of his/her duties under this Agreement, including but not limited to any litigation arising from this Agreement or involving its subject matter.

          (viii) The Escrow Agent may resign at any time upon giving at least thirty (30) days written notice to the parties; provided, however, that no
                                                     --------  -------
     such resignation shall become effective until the appointment of a successor escrow agent which shall be accomplished as follows: the parties shall use their best efforts to mutually agree on a successor escrow agent within thirty (30) days after receiving such notice. If the parties fail to agree upon a successor escrow agent within such time, the Escrow Agent shall have the right to appoint a successor escrow agent authorized to do business in the State of California. The successor escrow agent shall execute and deliver an instrument accepting such appointment and it shall, without further acts, be vested with all the estates, properties, rights, powers, and duties of the predecessor escrow agent as if originally named as escrow agent. The Escrow Agent shall be discharged from any further duties and liability under this Agreement.

     (l)  Fees. All fees of the Escrow Agent for performance of its duties
          ----
hereunder shall be paid by Parent in accordance with the fee schedule attached as Exhibit H. In the event that the conditions of this Agreement are not
   ---------
promptly fulfilled, or if the Escrow Agent renders any

                                                               EXECUTION VERSION

service not provided for in this Agreement, or if the parties request a substantial modification of its terms, or if any controversy arises, or if the Escrow Agent is made a party to, or intervenes in, any Action or Proceeding pertaining to this escrow or its subject matter, the Escrow Agent shall be reasonably compensated for such extraordinary services and reimbursed for all costs, attorney's fees, and expenses occasioned by such default, delay, controversy or Action or Proceeding. Parent agrees to pay these sums upon demand.

     7.3  Indemnification by Parent. Parent hereby agrees to indemnify, defend
          -------------------------
and hold harmless the Company, and its officers, directors, employees and stockholders, for any and all Losses, on a Grossed-Up Basis (whether or not involving a Third Party Claim), incurred or sustained by the Company, and its officers, directors, employees and stockholders, directly or indirectly prior to the Expiration Date as a result of (i) any inaccuracy in, or breach of, a representation or warranty of Parent or Merger Sub contained herein (or in any certificate, instrument, schedule or document attached to this Agreement and delivered by Parent or Merger Sub in connection with the Merger); (ii) any failure by Parent or Merger Sub to perform or comply with any covenant or agreement contained herein, or (iii) (A) any Hazardous Material at, on, under, migrating to or from, or transported to or from any of Parent's real properties on or prior to the Closing; (B) any Environmental Claim arising at any time that relates to Parent on or prior to the Closing; or (C) any noncompliance with any applicable Environmental Law or Environmental Permit relating in any way to Parent on or prior to the Closing, up to a maximum of ten percent (10%) of the aggregate Merger consideration paid to holders of Company Capital Stock pursuant to the terms of this Agreement, which indemnification obligation (x) will be paid in shares of Parent capital stock and (y) shall be the sole and exclusive remedy available to the Company and its stockholders for any Losses under this Agreement or otherwise. Parent shall not be liable to the Company and its officers, directors, employees and stockholders under this Section 7.3 or otherwise unless and until the aggregate amount of Losses exceeds the Deductible, at which time the holders of Company Capital Stock may recover all amounts of such Losses (including any amounts of Losses considered in determining whether the Deductible has been exceeded).

                                   ARTICLE 8

                       TERMINATION, AMENDMENT AND WAIVER

     8.1  Termination.  Except as provided in Section 8.2 below, this Agreement
          -----------
may be terminated and the Merger abandoned at any time prior to the Effective
Time:

          (a)  by mutual agreement of the Company, Parent and Merger Sub;

          (b) by Parent, Merger Sub or the Company if: (i) the Effective Time has not occurred before 5:00 p.m. (Pacific Standard Time) on August 31, 2000 (provided that the right to terminate this Agreement under this clause 8.1(b)(i) shall not be available to any party whose willful failure to fulfill any obligation hereunder has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date); (ii) there shall be a final nonappealable order of a federal or state court in effect preventing consummation of the Merger; or (iii) there shall be any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the

                                                               EXECUTION VERSION

Merger by any Governmental or Regulatory Authority that would make consummation of the Merger illegal;

     (c) by Parent and Merger Sub if there shall be any action taken, or any Law or Order enacted, promulgated or issued or deemed applicable to the Merger, by any Governmental or Regulatory Authority, which would: (i) prohibit Parent's or the Merger Sub's ownership or operation of all or any portion of the business of the Company or (ii) compel Parent or Merger Sub to dispose of or hold separate all or a portion of the Assets and Properties of the Company as a result of the Merger;

     (d) by Parent if it and Merger Sub are not in material breach of their obligations under this Agreement, and there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of the Company, and (i) the Company has not cured and is not using its reasonable efforts to cure such breach after notice of such breach to the Company (provided that no cure period shall be required for a breach which by its nature cannot be cured) and (ii) as a result of such breach, the conditions set forth in Section 6.3(a) or 6.3(b), as the case may be, would not then be satisfied; or

     (e) by the Company if it is not in material breach of its obligations under this Agreement, and there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of Parent or Merger Sub, and (i) Parent has not cured and is not using its reasonable efforts to cure such breach after notice of such breach to Parent (provided that no cure period shall be required for a breach which by its nature cannot be cured), and (ii) as a result of such breach, the conditions set forth in Section 6.2(a)or 6.2(b), as the case may be, would not then be satisfied.

Where action is taken to terminate this Agreement pursuant to this Section 8.1, it shall be sufficient for such action to be authorized by the Board of Directors of the party taking such action.

     8.2  Effect of Termination. In the event of a valid termination of this
          ---------------------
Agreement as provided in Section 8.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Parent or the Company, or their respective officers, directors or stockholders or Affiliates or Associates, provided that each party shall remain liable for any breaches of this Agreement prior to its termination; and provided further that, the provisions of Sections 5.6, 5.7, 5.8, Article 8 and Article 9 of this Agreement shall remain in full force and effect and survive any termination of this Agreement.

     8.3  Amendment. Except as is otherwise required by applicable law after the
          ---------
stockholders of the Company approve the Merger and this Agreement, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the parties hereto.

     8.4  Extension; Waiver. At any time prior to the Effective Time, Parent,
          ---------  ------
Merger Sub and the Company may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations of the other party hereto,
(b) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any of the agreements, covenants or conditions for the

                                                               EXECUTION VERSION

benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE 9

                           MISCELLANEOUS PROVISIONS

     9.1  Notices. All notices, requests and other communications hereunder must
          -------
be in writing and will be deemed to have been duly given only if delivered personally against written receipt or by facsimile transmission against facsimile confirmation or mailed by prepaid first class certified mail, return receipt requested, or mailed by overnight courier prepaid, to the parties at the following addresses or facsimile numbers:

     If to Parent to:         Magma Design Automation, Inc.
                              2 Results Way
                              Cupertino, CA 95014
                              Facsimile No.: (408) 864-2298
                              Attn: Vice President and General Counsel

     with a copy to:          Pillsbury Madison & Sutro LLP
                              2550 Hanover Street
                              Palo Alto, CA 94304
                              Facsimile No.: (650) 233-4545
                              Attn: Allison Leopold Tilley, Esq.

     If to the Company to:    Moscape, Inc.
                              3990 Freedom Circle, Suite 102
                              Santa Clara, CA 95054
                              Facsimile No.: (408) 982-4288
                              Attn: President and Chief Executive Officer

     with a copy to:          Thelen Reid & Priest LLP
                              101 Second Street, Suite 1800
                              San Francisco, CA 94111
                              Facsimile No.: (415) 369-8748
                              Attn: Peter Feinberg, Esq.

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section, be deemed given upon facsimile confirmation, (iii) if delivered by mail in the manner described above to the address as provided in this Section, be deemed given on the earlier of the third Business Day following mailing or upon receipt and (iv) if delivered by overnight courier to the address as provided in this Section, be deemed given on the earlier of the first Business Day following the date sent by such overnight courier or upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice is to be

                                                               EXECUTION VERSION

delivered pursuant to this Section). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other party hereto.

     9.2  Entire Agreement. This Agreement supersedes all prior discussions and
          ----------------
agreements between the parties with respect to the subject matter hereof and thereof and contains the sole and entire agreement between the parties hereto with respect to the subject matter hereof and thereof.

     9.3  Further Assurances; Post-Closing Cooperation. At any time or from time
          ------------------  ------------------------
to time after the Closing, the Company shall execute and deliver to Parent such other documents and instruments, provide such materials and information and take such other actions as Parent may reasonably request to consummate the transactions contemplated by this Agreement and otherwise to cause the Company to fulfill its obligations under this Agreement and the transactions contemplated hereby.

     9.4  Waiver. Any term or condition of this Agreement may be waived at any
          ------
time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by Law or otherwise afforded, will be cumulative and not alternative.

     9.5  Third Party Beneficiaries. The terms and provisions of this Agreement
          -------------------------
are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights, and this Agreement does not confer any such rights, upon any other Person other than any Person entitled to indemnity under Article 7.

     9.6  No Assignment; Binding Effect. Neither this Agreement nor any right,
          -----------------------------
interest or obligation hereunder may be assigned (by operation of Law or otherwise) by any party without the prior written consent of the other party and any attempt to do so will be void. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns.

     9.7  Headings. The headings used in this Agreement have been inserted for
          --------
convenience of reference only and do not define or limit the provisions hereof.

     9.8  Invalid Provisions. If any provision of this Agreement is held to be
          ------------------
illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this

                                                               EXECUTION VERSION

Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

     9.9   Governing Law. This Agreement shall be governed by and construed in
           -------------
accordance with the domestic laws of the State of California, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of California.

     9.10  Consent to Jurisdiction and Service of Process. EACH OF PARENT AND
           -------
THE COMPANY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE STATE OF CALIFORNIA AND IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY MAY BE LITIGATED IN SUCH COURTS. EACH OF THE COMPANY AND PARENT ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS RESPECTIVE PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF PARENT AND THE COMPANY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE PARTY AT THE ADDRESS SPECIFIED IN THIS AGREEMENT, SUCH SERVICE TO BECOME EFFECTIVE FIFTEEN (15) DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL IN ANY WAY BE DEEMED TO LIMIT THE ABILITY OF ANY PARTY HERETO TO SERVE ANY SUCH LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW OR TO OBTAIN JURISDICTION OVER OR TO BRING ACTIONS, SUITS OR PROCEEDINGS AGAINST ANY OF THE OTHER PARTIES HERETO IN SUCH OTHER JURISDICTIONS, AND IN SUCH MANNER, AS MAY BE PERMITTED BY ANY APPLICABLE LAW.

     9.11  Construction. The parties hereto agree that this Agreement is the
           ------------
product of negotiation between sophisticated parties and individuals, all of whom were represented by counsel, and each of whom had an opportunity to participate in and did participate in, the drafting of each provision hereof. Accordingly, ambiguities in this Agreement, if any, shall not be construed strictly or in favor of or against any party hereto but rather shall be given a fair and reasonable construction without regard to the rule of contra preferentum. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     9.12  Counterparts. This Agreement may be executed in any number of
           ------------
counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

     9.13  Covenant Not to Solicit. Parent agrees that it will not solicit any
           -----------------------
Company employees until the earlier of (a) the Closing Date and (b) September 30, 2000; provided,
          --------

                                                               EXECUTION VERSION

however, that the providing of an offer letter by Parent to the Company's
-------
employees asking such employees to accept continuing employment with Parent after the Closing Date shall not be deemed to violate the terms of this Section 9.13.

     9.14  Remedies. Except as otherwise provided herein (including as set forth
           --------
in Article 7), any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

     9.15  Specific Performance. The parties hereto agree that irreparable
           --------------------
damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

                                  ARTICLE 10

                                  DEFINITIONS

     10.1  Definitions.
           -----------

     (a) As used in this Agreement, the following defined terms shall have the meanings indicated below:

           "Actions or Proceedings" means any action, suit, proceeding,
            ----------------------
arbitration or Governmental or Regulatory Authority investigation or audit, whether at law or in equity.

           "Affiliate" means, as applied to any Person, (a) any other Person
            ---------
directly or indirectly controlling, controlled by or under common control with, that Person, (b) any other Person that owns or controls (i) five percent (5%) or more of any class of equity securities of that Person or any of its Affiliates or (ii) five percent (5%) or more of any class of equity securities (including any equity securities issuable upon the exercise of any option or convertible security) of that Person or any of its Affiliates, or (c) any director, partner, officer, manager, agent, employee or relative of such Person. For the purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by", and "under common control with") as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through ownership of voting securities or by contract or otherwise.

           "Aggregate Common Number" means the aggregate number of shares of
            -----------------------
Company Common Stock outstanding immediately prior to the Effective Time (including all shares of Company Common Stock issued or issuable upon conversion of all shares of Company Preferred Stock and upon exercise, conversion or exchange of all unvested and vested Company Options which are not exercised, converted, exchanged or expired as of the Effective Time).

                                                               EXECUTION VERSION

          "Aggregate Share Number" means 4,504,017 shares of Parent Common Stock
           ----------------------
(which is the result of (a) the quotient obtained by dividing the Parent Aggregate Common Number by 0.905 less (b) the Parent Aggregate Common Number) (as appropriately adjusted to reflect the effect of any stock split, stock dividend, stock combination, reorganization, reclassification or similar change in Parent Capital Stock occurring after the date of this Agreement and prior to the Effective Time).

          "Agreement" means this Agreement and Plan of Reorganization, the
           ---------
Exhibits and the Disclosure Schedule and the certificates and instruments delivered in connection herewith, as the same may be amended from time to time in accordance with the terms hereof.

          "Assets and Properties" of any Person means all assets and properties
           ---------------------
of every kind, nature, character and description (whether real, personal or mixed, whether tangible or intangible, whether absolute, accrued, contingent, fixed or otherwise and wherever situated), including the goodwill related thereto, operated, owned or leased by such Person, including cash, cash equivalents, Investment Assets, accounts and notes receivable, chattel paper, documents, instruments, general intangibles, real estate, equipment, inventory, goods and Intellectual Property.

          "Associate" means, with respect to any Person, any corporation or
           ---------
other business organization of which such Person is an officer or partner or is the beneficial owner, directly or indirectly, of ten percent (10%) or more of any class of equity securities, any trust or estate in which such Person has a substantial beneficial interest or as to which such Person serves as a trustee or in a similar capacity and any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person.

          "Audited Financial Statement Date" means December 31, 1999.
          --------------------------------

          "Audited Financial Statements" means the audited consolidated balance
           ----------------------------
sheets of the Company for the year ended December 31, 1999, December 31, 1998 and December 31, 1997, and the related audited statements of operations, stockholders' equity and cash flows for the fiscal year then ended, in each case, including the notes thereto.

          "Average Price" means for the Parent Common Stock, $4.50 (as
           -------------
appropriately adjusted to reflect the effect of any stock split, stock dividend, stock combination, reorganization, reclassification or similar change in Parent Capital Stock occurring after the date of this Agreement and prior to the Effective Time), and for the New Preferred Stock, $6.23 (as appropriately adjusted to reflect the effect of any stock split, stock dividend, stock combination, reorganization, reclassification or similar change in Parent Capital Stock occurring after the date of this Agreement and prior to the Effective Time).

          "Benefit Plan" means any Plan maintained, established or to which
           ------------
contributions have at any time been made, by the Company or any predecessor or Affiliate of the Company existing at the Closing Date or prior thereto, to which the Company contributes or has contributed, or under which any employee, former employee or director of the Company or any beneficiary thereof is covered, is eligible for coverage or has benefit rights.

                                                               EXECUTION VERSION

          "Books and Records" means all files, documents, instruments, papers,
           -----------------
books and records relating to the Business or Condition of a Person, including financial statements, Tax Returns and related work papers and letters from accountants, budgets, pricing guidelines, ledgers, journals, deeds, title policies, minute books, stock certificates and books, stock transfer ledgers, Contracts, Licenses, customer lists, computer files and programs, retrieval programs, operating data and plans and environmental studies and plans.

          "Business Combination" means, with respect to any Person, any (i) any
           --------------------
merger, consolidation or combination to which such Person is a party, (ii) any sale, dividend, split or other disposition of any capital stock or other equity interests of such Person, (iii) any tender offer (including a self tender), exchange offer, recapitalization, liquidation, dissolution or similar transaction, (iv) any sale, dividend or other disposition of all or a material portion of the Assets and Properties of such Person or (v) the entering into of any agreement or understanding, or the granting of any rights or options, with respect to any of the foregoing.

          "Business Day" means a day other than Saturday, Sunday or any day on
           ------------
which banks located in the State of California are authorized or obligated to close.

          "Business or Condition of Parent" means the business, condition
           -------------------------------
(financial or otherwise), results of operations, Assets and Properties and prospects of the Parent.

          "Business or Condition of the Company" means the business, condition
           ------------------------------------
(financial or otherwise), results of operations, Assets and Properties and prospects of the Company.

          "California Code" means the California Corporations Code and all
           ---------------
amendments and additions thereto.

          "California Permit" has the meaning ascribed to it in Section 1.12.
           -----------------

          "Certificate of Merger" has the meaning ascribed to it in Section 1.2.
           ---------------------

          "Certificates" has the meaning ascribed to them in Section 1.8(b).
           ------------

          "Closing" means the closing of the transactions contemplated by
           -------
Section 1.2.

          "Closing Date" has the meaning ascribed to it in Section 1.2.
           ------------

          "Code" means the Internal Revenue Code of 1986, as amended, and the
           ----
rules and regulations promulgated thereunder.

          "Common Stock Exchange Ratio" means the quotient obtained by dividing
           ---------------------------
(i) 3,098,217 by (ii) the sum of (a) the number of shares of the Company's Common Stock outstanding (which for this purpose shall be deemed to include any shares of the Company's Common Stock, if any, subject to unexpired and unexercised Company Options or Company Warrants for Company Common Stock) as of the Effective Time and (b) the number of shares of the Company's Series A Preferred Stock outstanding (which for this purpose shall be deemed to include any shares of the Company's Series A Preferred Stock, if any, subject to unexpired and

                                                               EXECUTION VERSION

unexercised Company Options or Company Warrants for the Company's Series A Preferred Stock) as of the Effective Time.

          "Company" has the meaning ascribed to it in the forepart of this
           -------
Agreement.

          "Company Affiliates" has the meaning ascribed to it in Section 5.13.
           ------------------

          "Company Affiliate Agreement" has the meaning ascribed to it in
           ---------------------------
Section 5.13.

          "Company Capital Stock" means the Company Common Stock and Company
           ---------------------
Preferred Stock.

          "Company Common Stock" has the meaning ascribed to it in Section 2.3.
           --------------------

          "Company Financials" means the Audited Financial Statements, Unaudited
           ------------------
Financial Statements and the Interim Financial Statements.

          "Company Intellectual Property" shall mean any Intellectual Property
           -----------------------------
that is (i) owned by; (ii) licensed to; or (iii) was developed or created by or for the Company.

          "Company Option(s)" means any Option to purchase Company Capital
           -----------------
Stock, excluding the Company Warrants.

          "Company Preferred Stock" has the meaning ascribed to it in Section
           -----------------------
2.3.

          "Company Registered Intellectual Property" means all Registered
           ----------------------------------------
Intellectual Property owned by, or filed in the name of, the Company.

          "Company Representatives" has the meaning ascribed to it in Section
           -----------------------
4.2.

          "Company Stockholders Action" has the meaning ascribed to it in
           ---------------------------
Section 5.2.

          "Company Warrants" means all of the warrants to purchase Company
           ----------------
Capital Stock listed on Section 2.3 of the Disclosure Schedule.

          "Contract" means any legally binding agreement, lease, evidence of
           --------
Indebtedness, mortgage, indenture, security agreement or other contract or business arrangement (whether written or oral).

          "Conversion" has the meaning ascribed to it in Section 2.3.
           ----------

          "Deductible" shall mean that dollar amount which equals Three Hundred
           ----------
Thousand Dollars ($300,000.00).

          "Defined Benefit Plan" means each Plan which is subject to Part 3 of
           --------------------
Title 1 of ERISA, Section 412 of the Code or Title IV of ERISA.

          "Delaware Law" means the Delaware General Corporation Law and all
           ------------
amendments and additions thereto.

                                                               EXECUTION VERSION

          "Disclosure Schedule" means the schedules delivered to Parent and
           -------------------
Merger Sub by or on behalf of the Company, containing all lists, descriptions, exceptions and other information and materials as are required to be included therein in connection with the representations and warranties made by the Company in Article 2 of this Agreement.

          "Dissenting Shares" has the meaning ascribed to it in Section 1.7(a) .
           -----------------

          "Effective Time" has the meaning ascribed to it in Section 1.2.
           --------------

          "Environment" means all air, space, surface water, groundwater, or
           -----------
land, including land or water surface or subsurface, including all fish, wildlife, flora, biota and all other natural resources.

          "Environmental Claim" means any and all administrative or judicial
           -------------------
actions, suits, orders, claims, liens, notices, notices of violations, investigations, complaints, requests for information, proceedings, or other communication (written or oral), whether criminal or civil, pursuant to or relating to any Environmental Law, any Environmental Permit or any Hazardous Material by any Person (including any Governmental or Regulatory Authority, private person and citizens' group)

          "Environmental Clean-up Site" means any location which is listed or
           ---------------------------
proposed for listing on the National Priorities List, the Comprehensive Environmental Response, Compensation and Liability Information System, or on any similar state list of sites requiring investigation or cleanup, or which is the subject of any pending or threatened action, suit, proceeding, or investigation related to or arising from any alleged violation of any Environmental Law, or at which there has been a Release, threatened Release or suspected Release of a Hazardous Material.

          "Environmental Law" means any Law, now or hereafter in effect and as
           -----------------
amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to pollution or protection of the environment, health, safety or natural resources, including without limitation, those relating to emissions, discharges, Releases or threatened Releases of Hazardous Materials, pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, pollutants, contaminants, chemicals, or industrial, solid, toxic or hazardous substances or wastes.

          "Environmental Permit" means any permits, licenses, approvals,
           --------------------
consents or authorizations required under, in connection with, or issued pursuant to any applicable Environmental Law.

          "Equity Equivalents" means securities (including Options to purchase
           ------------------
any shares of Company Capital Stock) which, by their terms, are or may be exercisable, convertible or exchangeable for or into common stock, preferred stock or other securities at the election of the holder thereof.

                                                               EXECUTION VERSION

          "ERISA" means the Employee Retirement Income Security Act of 1974, as
           -----
amended, and the rules and regulations promulgated thereunder.

          "Escrow Agent" means U.S. Bank Trust, National Association (or other
           ------------
entity acceptable to Parent and the Stockholder Agent).

          "Escrow Amount" means the number of shares of Parent Common Stock and
           -------------
New Preferred Stock obtained by multiplying (x) the aggregate number of shares of Parent Common Stock or New Preferred Stock, as applicable, issuable by Parent at the Effective Time to holders of Company Capital Stock in accordance with
Section 1.6(a) by (y) 0.10.

          "Escrow Fund" means that number of shares of Parent Common Stock and
           -----------
New Preferred Stock equal to the Escrow Amount.

          "Escrow Period" has the meaning ascribed to it in Section 7.2(c).
           -------------

          "Estimated Claim Amount" has the meaning ascribed to it in Section
           ----------------------
7.2(e).

          "Exchange Agent" means Pillsbury Madison & Sutro LLP.
           --------------

          "Exchange Ratios" means the Common Stock Exchange Ratio, the Series B
           ---------------
Exchange Ratio and the Series C Exchange Ratio. All of the Exchange Ratios shall be rounded to six decimal places after zero.

          "Expiration Date" has the meaning ascribed to it in Section 7.1.
           ---------------

          "Fairness Hearing" has the meaning ascribed to it in Section 1.12.
           ----------------

          "GAAP" means United States generally accepted accounting principles,
           ----
consistently applied.

          "Governmental or Regulatory Authority" means any court, tribunal,
           ------------------------------------
arbitrator, authority, agency, commission, official, regulatory or administrative authority or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision, and shall include any stock exchange, quotation service and the National Association of Securities Dealers.

          "Grossed-Up Basis" means, when used to describe the basis on which the
           ----------------
payment of a specified sum is to be made, a basis such that the amount of such payment, after being reduced by the amount of all Taxes imposed on the recipient of such payment as a result of the receipt or accrual of such payment, will equal the specified sum.

          "Hazardous Material" means (a) any petroleum or petroleum products,
           ------------------
by-products or breakdown products, radioactive materials, asbestos-containing material in any form that is or could become friable, urea formaldehyde foam insulation and transformers or other equipment that contain polychlorinated biphenyls (PCBs); (b) any other chemicals, materials, substances or wastes which are now defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted

                                                               EXECUTION VERSION

hazardous wastes," "toxic substances," "toxic pollutants" or words of similar import, under any Environmental Law; and (c) any other chemical, material, substance or waste, exposure to which is now or hereafter prohibited, limited or regulated by any Governmental or Regulatory Authority.

          "Indebtedness" of any Person means all obligations of such Person (a)
           ------------
for borrowed money, (b) evidenced by notes, bonds, debentures or similar instruments, (c) for the deferred purchase price of goods or services (other than trade payables or accruals incurred in the ordinary course of business),
(d) under capital leases and (e) in the nature of guarantees of the obligations described in clauses (a) through (d) above of any other Person.

          "Information Statement" has the meaning ascribed to it in Section 5.2.
           ---------------------

          "Intellectual Property" means all trademarks and trademark rights,
           ---------------------
trade names and trade name rights, service marks and service mark rights, service names and service name rights, patents and patent rights, utility models and utility model rights, domain names, key words, meta-tags or other internet indicia, mask works, copyrights, brand names, trade dress, product designs, product packaging, business and product names, logos, slogans, rights of publicity, trade secrets, inventions, processes, formulae, industrial models, processes, designs, specifications, data, technology, methodologies, computer programs (including all source codes), any other confidential and proprietary right or information, whether or not subject to statutory registration, and all related technical information, manufacturing, engineering and technical drawings, know-how and all pending applications for and registrations of patents, utility models, trademarks, service marks, internet indicia, mask works and copyrights, and the right to sue for past infringement, if any, in connection with any of the foregoing, and all documents, disks and other media on which any of the foregoing is stored.

          "Investment Assets" means all debentures, notes and other evidences of
           -----------------
Indebtedness, stocks, securities (including rights to purchase and securities convertible into or exchangeable for other securities), interests in joint ventures and general and limited partnerships, mortgage loans and other investment or portfolio assets owned of record or beneficially by such Person.

          "Interim Financial Statements" means the unaudited balance sheet of
           ----------------------------
the Company as of March 31, 2000, and the related unaudited statement of operations and statement of cash flows for the three (3) month period ended as of such date.

          "IRS" means the United States Internal Revenue Service.
           ---

          "Law" or "Laws" means all laws, statutes, rules, regulations,
           ---      ----
ordinances and other pronouncements having the effect of law of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision or of any Governmental or Regulatory Authority.

          "Leased Real Property(ies)" has the meaning ascribed to it in Section
           -------------------------
2.15(a).

          "Liabilities" means all Indebtedness, obligations and other
           -----------
liabilities (or contingencies that have not yet become liabilities) of a Person, whether absolute, accrued, contingent

                                                               EXECUTION VERSION

(or based upon any contingency), known or unknown, fixed or otherwise, or whether due or to become due as determined in accordance with GAAP.

          "License" means any Contract that grants a Person the right to use or
           -------
otherwise enjoy the benefits of any Intellectual Property (including without limitation any covenants not to sue with respect to any Intellectual Property).

          "Liens" means any mortgage, pledge, assessment, security interest,
           -----
lease, lien, adverse claim, levy, charge or other encumbrance of any kind, or any conditional sale Contract, title retention contract or other Contract to give any of the foregoing.

          "Loss(es)" means any and all damages, fines, fees, Taxes, penalties,
           --------
deficiencies, losses and expenses, including interest, reasonable expenses of investigation, court costs, reasonable fees and expenses of attorneys, accountants and other experts or other expenses of litigation or other proceedings or of any claim, default or assessment (such fees and expenses to include all fees and expenses, including fees and expenses of attorneys, incurred in connection with (i) the investigation or defense of any Third Party Claims or (ii) asserting or disputing any rights under this Agreement against any party hereto or otherwise), other than Losses to the extent recoverable by the relevant party under any applicable insurance policy, computed on an after-Tax basis; provided, however, that if the payment on such insurance policy subsequently (within three (3) months of the date of payment) results in an increase in the applicable insurance premium, such increase in the premium shall be added to the calculation of the amount of the Loss.

          "Merger" has the meaning ascribed to it in the recitals to this
           ------
Agreement.

          "Merger Sub" has the meaning ascribed to it in the forepart of this
           ----------
Agreement.

          "New Preferred Stock" has the meaning ascribed to it in the recitals
           -------------------
to this Agreement.

          "New Shares" has the meaning ascribed to it in Section 7.2(d)(ii).
           ----------

          "Officer's Certificate" has the meaning ascribed to it in Section
           ---------------------
7.2(e)(i).

          "Option" with respect to any Person means any security, right,
           ------
subscription, warrant, option, "phantom" stock right or other Contract that gives the right to (i) purchase or otherwise receive or be issued any shares of capital stock or other equity interests of such Person or any security of any kind convertible into or exchangeable or exercisable for any shares of capital stock or other equity interests of such Person or (ii) receive any benefits or rights similar to any rights enjoyed by or accruing to the holder of shares of capital stock or other equity interests of such Person, including any rights to participate in the equity, income or election of directors or officers of such Person.

          "Order" means any writ, judgment, decree, injunction or similar order
           -----
of any Governmental or Regulatory Authority (in each such case whether preliminary or final).

          "Parent" has the meaning ascribed to it in the forepart of this
           ------
Agreement.

                                                               EXECUTION VERSION

          "Parent Affiliate" has the meaning ascribed to it in Section 5.14.
           ----------------

          "Parent Affiliate Agreement" has the meaning ascribed to it in Section
           --------------------------
5.14.

          "Parent Aggregate Common Number" means 42,906,685 shares (which is
           ------------------------------
equal to the aggregate number of shares of Parent Common Stock outstanding as of the date hereof (including all shares of Parent Common Stock issued or issuable upon conversion of all shares of Parent Preferred Stock and upon exercise, conversion or exchange of all unvested and vested Parent Options which are not exercised, converted, exchanged or expired as of the date hereof)).

          "Parent Balance Sheet Date" has the meaning ascribed to it in Section
           -------------------------
3.4.

          "Parent Capital Stock" means Parent Common Stock and Parent Preferred
           --------------------
Stock.

          "Parent Common Stock" has the meaning ascribed to it in the recitals
           -------------------
to this Agreement.

          "Parent Disclosure Schedule" means the schedules delivered to the
           --------------------------
Company by or on behalf of Parent and Merger Sub, containing all lists, descriptions, exceptions and other information and materials as are required to be included therein in connection with the representations and warranties made by Parent and Merger Sub in Article 3 of this Agreement.

          "Parent Option" means any Option to purchase Parent Common Stock or
           -------------
Parent Preferred Stock.

          "Parent Preferred Stock" has the meaning ascribed to it in Section
           ----------------------
3.8.

          "Parent Financial Statements" has the meaning ascribed to it in
           ---------------------------
Section 3.4.

          "Parent Warrants" shall mean the Series F-1 Warrants and the Series F-
           ---------------
2 Warrants.

          "PBGC" means the Pension Benefit Guaranty Corporation established
           ----
under ERISA.

          "Permit" means any license, permit, franchise or authorization.
           ------

          "Permit Application" has the meaning ascribed to it in Section 5.2.
           ------------------

          "Person" means any natural person, corporation, general partnership,
           ------
limited partnership, limited liability company or partnership, proprietorship, other business organization, trust, union, association or Governmental or Regulatory Authority.

          "Plan" means any bonus, incentive compensation, deferred compensation,
           ----
pension, profit sharing, retirement, stock purchase, stock option, stock ownership, stock appreciation rights, phantom stock, leave of absence, layoff, vacation, day or dependent care, legal services, cafeteria, life, health, accident, disability, workmen's compensation or other insurance, severance, separation or other employee benefit plan, practice, policy or arrangement of any kind,

                                                               EXECUTION VERSION

whether written or oral, including any "employee benefit plan" within the meaning of Section 3(3) of ERISA.

          "Pooling of Interests" shall mean pooling of interests accounting
           --------------------
treatment under Accounting Principles Board Opinion No. 16.

          "PTO" means the United States Patent and Trademark Office.
           ---

          "Registered Intellectual Property" shall mean all United States,
           --------------------------------
international and foreign: (i) patents, patent applications (including provisional applications); (ii) registered trademarks, applications to register trademarks, intent-to-use applications, or other registrations or applications to trademarks; (iii) registered copyrights and applications for copyright registration; (iv) any mask work registrations and applications to register mask works; (v) domain names, key words, meta-tags or other internet indicia that are registered or recorded with any private or public agency; and (vi) any other Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued by, filed with, or recorded by, any state, government or other public legal authority.

          "Release" means any spilling, leaking, pumping, pouring, emitting,
           -------
emptying, discharging, injecting, escaping, leaching, dumping or disposing of a Hazardous Material into the Environment.

          "Relevant Group" has the meaning ascribed to it in Section 2.11(a).
           --------------

          "SEC" means the Securities and Exchange Commission.
           ---

          "Securities Act" means the Securities Act of 1933, as amended, and the
           --------------
rules and regulations promulgated thereunder.

          "Series B Exchange Ratio" shall mean the quotient obtained by dividing
           -----------------------
(i) 456,050 by (ii) the number of shares of the Company's Series B Preferred Stock outstanding (which for this purpose shall be deemed to include any shares of the Company's Series B Preferred Stock, if any, subject to unexpired and unexercised Company Options or Company Warrants for the Company's Series B Preferred Stock) as of the Effective Time.

          "Series C Exchange Ratio" shall mean the quotient obtained by dividing
           -----------------------
(i) 949,750 by (ii) the number of shares of the Company's Series C Preferred Stock outstanding (which for this purpose shall be deemed to include any shares of the Company's Series C Preferred Stock, if any, subject to unexpired and unexercised Company Options or Company Warrants for the Company's Series C Preferred Stock) as of the Effective Time.

          "Series F-1 Warrant" shall mean a warrant to purchase shares of
           ------------------
Parent's Series F-1 Preferred Stock that is exchanged for a Company Warrant to purchase shares of the Company's Series B Preferred Stock.

          "Series F-2 Warrant" shall mean a warrant to purchase shares of
           ------------------
Parent's Series F-2 Preferred Stock that is exchanged for a Company Warrant to purchase shares of the Company's Series C Preferred Stock.

                                                               EXECUTION VERSION

          "Site" means any of the real properties currently or previously owned,
           ----
leased or operated by the Company, any predecessors of the Company, or any entities previously owned by the Company, including all soil, subsoil, surface waters and groundwater.

          "Stockholder Agent" has the meaning ascribed to it in Section
           -----------------
7.2(h)(i).

          "Stockholder Certificates" has the meaning ascribed to it in Section
           ------------------------
5.1(c).

          "Subsidiary" means any Person in which the Company, directly or
           ----------
indirectly through Subsidiaries or otherwise, beneficially owns at least twenty percent (20%) of either the equity interest in, or the voting control of, such Person, whether or not existing on the date hereof.

          "Surviving Corporation" has the meaning ascribed to it in Section 1.1.
           ---------------------

          "Tax" or "Taxes" means all federal, state, local or foreign net or
           ---      -----
gross income, gross receipts, net proceeds, sales, use, ad valorem, value added,
                                                        ----------
franchise, bank shares, withholding, payroll, employment, excise, property, alternative or add-on minimum, environmental or other taxes, assessments, duties, fees, levies or other governmental charges of any nature whatever, whether disputed or not, together with any interest, penalties, additions to tax or additional amounts with respect thereto.

          "Tax Returns" means any returns, reports or statements (including any
           -----------
information returns) required to be filed for purposes of a particular Tax.

          "Taxing Authority" means any governmental agency, board, bureau, body,
           ----------------
department or authority of any United States federal, state or local jurisdiction or any foreign jurisdiction, having or purporting to exercise jurisdiction with respect to any Tax.

          "Third Party Claim" has the meaning ascribed to it in Section 7.2(j).
           -----------------

          "Third Party Expenses" has the meaning ascribed to it in Section 5.7.
           --------------------

          "Unaudited Financial Statements" means the unaudited balance sheet of
           ------------------------------
the Company as of April 30, 2000, and the related unaudited statements of operations and statement of cash flows for the period ended as of such date, including the notes thereto.

          "Warranty Obligations" has the meaning ascribed to it in Section 2.28.
           --------------------

     (b) Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender, (ii) words using the singular or plural number also include the plural or singular number, respectively, (iii) the terms "hereof," "herein," "hereby" and derivative or similar words refer to this entire Agreement, (iv) the terms "Article" or "Section" refer to the specified Article or Section of this Agreement, (v) the phrases "ordinary course of business" and "ordinary course of business consistent with past practice" refer to the business and practice of the Company, (vi) the words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation," and (vii) when a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise

                                                               EXECUTION VERSION

indicated. All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP.

     (c) When used herein, the phrase "to the knowledge of" any Person, "to the best knowledge of" any Person, "known to" any Person or any similar phrase, means (i) with respect to any Person who is an individual, the actual knowledge of such Person, (ii) with respect to any other Person, the actual knowledge of the directors and officers of such Person and other individuals that have a similar position or have similar powers and duties as the officers and directors of such Person, and (iii) in the case of each of (i) and (ii), the knowledge of facts that such individuals should have after reasonable inquiry.

                           [Signature Page Follows]

                                                               EXECUTION VERSION

     IN WITNESS WHEREOF, Parent, Merger Sub and Company, and with respect to
Article 7 only, the Stockholder Agent and Escrow Agent, have caused this Agreement to be signed by their duly authorized representatives, all as of the date first written above.

MOSCAPE, INC.                                MAGMA DESIGN AUTOMATION, INC.



By       /s/ Fuad  H. Musa                   By         /s/ Robert Sheffield
   ---------------------------------            ------------------------------------

Name            Fuad H. Musa                 Name
     -------------------------------              -----------------------------------

Title        President and CEO
      ------------------------------               --------------------------------------------


MAGMA ACQUISITION CORP.                      STOCKHOLDER AGENT
                                             -----------------


By        /s/ Rajeev Madhavan                By               /s/ Fuad Musa
   ---------------------------------           ------------------------------------------------
                                                              Fuad Musa

Name
    --------------------------------

Title
      ------------------------------


ESCROW AGENT
------------
U.S. BANK TRUST, NATIONAL ASSOCIATION



By               /s/ Ann Gadsby
  ----------------------------------------

Name             Ann Gadsby
    --------------------------------------

Title             Vice President
     -------------------------------------